The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-281645
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED MARCH 30, 2026
PROSPECTUS SUPPLEMENT
(To prospectus dated August 19, 2024)
$500,000,000
Service Properties Trust
Common Shares of Beneficial Interest

We are offering $500 million of common shares of beneficial interest, $.01 par value per share, or common shares. Our common shares are listed on The Nasdaq Stock Market LLC, or Nasdaq, under the symbol “SVC.” The last reported sales price of our common shares on Nasdaq on March 27, 2026 was $1.78 per share.
We have elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code, commencing with our taxable year ended December 31, 1995. To assist us in complying with certain federal income tax requirements applicable to REITs, our declaration of trust provides that our Board of Trustees, or our Board, has the power to refuse to permit a transfer of shares if it determines such transfer would jeopardize our qualification for taxation as a REIT under the Code. Among other things, our bylaws provide that no person may own, or be deemed to own more than 9.8% (in value or in number, whichever is more restrictive), of our outstanding common shares. In addition, in order to assist us in preserving our ability to use our net operating losses and other tax benefits to reduce our future taxable income, our bylaws include an ownership limit of 5% of our outstanding common shares, subject to certain exceptions. See “Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws — Restrictions on Transfer and Ownership of Shares” in the accompanying prospectus for a detailed description of the ownership and transfer restrictions applicable to our common shares.
Investing in our common shares involves risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement, as well as the risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2025, or our Annual Report, and under similar headings in any other reports that we file after the date hereof and incorporate by reference into this prospectus supplement and the accompanying prospectus.
	Per Common Share	Total
Public offering price	$	$
Underwriting discount ( %)	$	$
Proceeds, before expenses, to Service Properties Trust(1)	$	$

(1)
Helix Partners, or Helix, and our manager, The RMR Group LLC, or RMR, have indicated to us their intention to purchase from the underwriters up to $100 million and $50 million, respectively, of the $500 million of common shares being sold in this offering at a price equal to the public offering price. In addition, Christopher J. Bilotto, our President and Chief Executive Officer, and Brian E. Donley, our Chief Financial Officer and Treasurer, as well as certain members of our Board, have indicated to us their intention to purchase from the underwriters up to an aggregate of approximately 216,180 common shares in this offering (based on the assumed public offering price of $1.78) at the public offering price. Because these indications of interest are not binding agreements or commitments to purchase, any of these investors may determine to purchase more, fewer or no common shares in this offering, or the underwriters may determine to sell more, fewer or none of our common shares to any of these investors.

The underwriters may also purchase up to an additional $75 million of common shares from us, at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the common shares sold in this offering to purchasers on or about April   , 2026.
Joint Book-Running Managers
Yorkville Securities	Jones
The date of this prospectus supplement is March   , 2026.

Prospectus Supplement
Prospectus

S-i

In this prospectus supplement, the terms “SVC”, “we”, “our” and “us” refer to Service Properties Trust and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. References in this prospectus supplement to our “common shares” are to our common shares of beneficial interest.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, provides a general description of our common shares under the caption “Description of Shares of Beneficial Interest” and provides more general information, some of which does not apply to this offering.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or the documents incorporated by reference prior to the date hereof, on the other hand, you should rely on the information in this prospectus supplement. In addition, information that we file with the Securities and Exchange Commission, or SEC, after the date of this prospectus supplement and that is incorporated by reference in this prospectus supplement and the accompanying prospectus may add, update or change information contained in this prospectus supplement, the accompanying prospectus or previously incorporated documents. Any information in such subsequent filings that is inconsistent with this prospectus supplement, the accompanying prospectus or a previously incorporated document will supersede the earlier information.
This prospectus supplement does not contain all of the information that is important to you. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus issued by us in making your investment decision. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement.
We are offering to sell, and seeking offers to buy, the securities described in this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectuses we have authorized for use in connection with this offering of securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectuses we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectuses we have authorized for use in connection with this offering outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, results of operations or prospects.

S-ii

SUMMARY
The information below is only a summary of more detailed information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein. This summary does not contain all of the information that is important to you or that you should consider before investing in our common shares. As a result, you should read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully.
Our Company
We are a REIT organized in 1995 under the laws of the State of Maryland. As of December 31, 2025, we owned 760 service-focused retail net lease properties with an aggregate of 13.6 million square feet that are primarily subject to “triple net” leases, or net leases where the tenant is generally responsible for the payment of operating expenses and capital expenditures of the property during the lease term, and 94 hotels with an aggregate of 21,243 rooms or suites. Our properties are located in 46 states, the District of Columbia, Ontario, Canada and San Juan, Puerto Rico and had an aggregate undepreciated carrying value of $8.1 billion, including $153.8 million related to properties classified as held for sale as of December 31, 2025. Our principal place of business is Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and our telephone number is (617) 964-8389.
Expansion of Our Board of Trustees
In connection with this proposed offering, our Board expects to expand the size of our Board to add an Independent Trustee with hotel experience in the near term, which is intended to enhance governance as we seek to improve the performance of our hotel portfolio. Moreover, our entire Board is committed to maximizing shareholder value through thoughtful capital allocation between and amongst our hotel and net lease retail real estate portfolios, as we continue to transition our portfolio to be more focused on net lease retail real estate in the future.
Our Portfolio
We have been executing a strategic transformation through the sale of a significant portion of our hotel portfolio in order to position ourselves as a majority net lease REIT, while improving the quality of our remaining hotel portfolio and reducing leverage and capital expenditures, or CapEx. The following charts illustrate the impact of this transformation on our portfolio from the year ended December 31, 2019 through the year ended December 31, 2025 and its related impact on Adjusted earnings before interest expense, income tax expense (benefit) and depreciation for real estate, or Adjusted EBITDAre.

FY 2019

Net Lease
33%
$851 Million
Adj. EBITDA*re* (1)
Lodging
67%

Lodging		
Number of Hotels		329
Rooms		51,349
Average Hotel Size (Rooms)		156
Net Lease		
Number of Assets		816
Rentable Square Footage (mm)		14.9
Adj. EBITDA*re* (1)		
Hotel Adjusted EBITDA*re*	$	604M
Net Lease Adjusted EBITDA*re*		293M
Corporate (other)		(46M)
Total	$	851M

FY 2025

Lodging
31%
Net Lease
69%
$550 Million
Adj. EBITDA*re* (1)

Lodging		
Number of Hotels		94
Rooms		21,243
Average Hotel Size (Rooms)		226
Net Lease		
Number of Assets		760
Rentable Square Footage (mm)		13.6
Adj. EBITDA*re* (1)		
Hotel Adjusted EBITDA*re*	$	169M
Net Lease Adjusted EBITDA*re*		380M
Corporate (other)		1M
Total	$	550M

(1)
This information was not prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and therefore is a non-GAAP financial measure. See “Non-GAAP Financial Measures” on page S-6 for a reconciliation of non-GAAP to GAAP.

Net Lease Portfolio
As of December 31, 2025, our retail net lease portfolio represented approximately 69% of our Adjusted EBITDAre. As of December 31, 2025, our net lease portfolio was 96.6% occupied, had a remaining weighted average lease term of 7.4 years and tenants in the portfolio generated average rent coverage of 1.98x. Approximately 15%, or 2.1% average per year, of the net lease portfolio’s rents expire before 2033 and 96% of the portfolio’s leases have contractual increases or percentage rent increases, with 84% of net leases based on fixed or scheduled increases, 10% consumer price index-linked, 4% flat increases and 2% based on increases in certain gross property revenues over threshold amounts, each based on annualized minimum rent. As of December 31, 2025, our retail net lease portfolio represented approximately 32% of our net lease annualized minimum rents with a strong average minimum rent coverage at 3.61x. During the year ended December 31, 2025, we acquired 29 net lease properties for a total purchase price of $96 million, advancing a disciplined acquisition strategy to reshape and improve the “triple net” portfolio.
Hotel Portfolio
As of December 31, 2025, our hotel portfolio represented approximately 31% of our Adjusted EBITDAre. The following table summarizes the operating performance of our hotel portfolio for the year ended December 31, 2025, including the hotels managed by Sonesta that we have identified for disposition in 2026, one of which with a total of 133 keys was sold in January 2026, and 16 of which are currently being marketed for sale, or the Exit Hotels. After giving effect to the sale of the Exit Hotels, 77 hotels with a total of 17,933 keys will remain, or the Retained Hotel portfolio.
The Exit Hotels are part of a disciplined, phased disposition strategy and we currently expect to sell these hotels for estimated gross proceeds of $175 million to $200 million. We expect to use the net proceeds from the sale of the Exit Hotels to repay outstanding debt.

Brand	Service Level	No. of Hotels	No. of Rooms or Suites	Occupancy(2) Year Ended December 31, 2025	ADR(3) Year Ended December 31, 2025	RevPAR(4) Year Ended December 31, 2025	Year Ended December 31, 2025(1)
							Operating Revenues ($M)	EBITDA(5) ($M)	EBITDA Margin
Retained Hotels:
Sonesta Hotels & Resorts®	Full Service	18	6,040	62.9%	$171.97	$108.11	$319.0	$34.0	10.7%
Royal Sonesta Hotels®	Full Service	14	4,821	64.1%	$242.18	$155.22	$422.6	$56.3	13.3%
Radisson® Hotels & Resorts	Full Service	5	1,149	61.4%	$150.94	$92.60	$45.5	$3.0	6.6%
Country Inn & Suites® by Radisson	Full Service	2	346	68.3%	$139.96	$95.54	$12.7	$0.8	6.3%
Crowne Plaza®	Full Service	1	495	66.6%	$141.18	$94.03	$30.7	$5.7	18.6%
Full Service Total / Average		40	12,851	63.5%	$194.56	$123.51	$830.5	$99.9	12.0%
Hyatt Place®	Select Service	17	2,107	68.2%	$120.63	$82.23	$68.1	$9.4	13.8%
Sonesta Simply Suites®	Extended Stay	7	1,144	72.6%	$124.41	$90.37	$38.5	$12.9	33.5%
Sonesta ES Suites®	Extended Stay	7	958	74.7%	$149.65	$111.77	$41.3	$10.8	26.1%
Sonesta Select®	Select Service	6	873	65.2%	$134.65	$87.74	$29.9	$6.0	20.2%
Focused Service Total / Average		37	5,082	69.9%	$129.61	$90.58	$177.8	$39.1	22.0%
Retained Hotels Total / Average		77	17,933	65.3%	$174.86	$114.17	$1,008.3	$139.0	13.8%
Exit Hotels:
Sold Since 4Q25		1	133	66.7%	$108.34	$72.27	$3.6	($0.6)	(16.7)%
Marketing of Full Service		7	2,010	49.8%	$122.42	$60.97	$63.3	($13.2)	(20.9)%
Re-marketing Focused Service		9	1,167	70.1%	$108.23	$75.91	$32.9	$3.5	10.6%
Planned Exit Hotels Total / Average		17	3,310	57.7%	$115.68	$66.69	$99.8	($10.3)	(10.4)%
All Hotels Total / Average		94	21,243	64.1%	$166.56	$106.77	$1,108.1	$128.6	11.6%

(1)
Results of all hotels owned as of December 31, 2025. Excludes $305.3 million of operating revenue and $25.4 million of earnings before interest expense, income tax expense (benefit) and depreciation and amortization, or EBITDA, related to hotels sold by us during the year ended December 31, 2025.

(2)
Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels, and represents occupied properties as of the end of the period shown for net lease properties. Occupancy is an important measure of the utilization rate and demand of our properties.

(3)
Average Daily Rate, or ADR, represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at our hotels and is a measure widely used in the hotel industry.

(4)
Revenue per Available Room, or RevPAR, represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods.

(5)
This is a non-GAAP financial measure. See “Non-GAAP Financial Measures” on page S-6 for non-GAAP reconciliations.

Our Retained Hotel portfolio will be primarily focused on full-service hotels in urban markets targeting leisure-oriented travel. The following shows the composition of our Retained Hotel portfolio by service level, chain scale, location and customer mix, excluding the Exit Hotels:

(1)
Based on the percentage of historical cost of our properties plus capital improvements funded by us less impairment write-downs, if any, and excludes capital improvements made from reserves established for the regular refurbishment of our hotels, or FF&E reserves, funded from hotel operations that do not result in increases in our incentive threshold or owner’s priority returns.
(2)
Based on number of keys. Chain Scale is characterized by STR Inc., a data benchmark and analytics provider for the lodging industry. Chain scale segments are grouped primarily according to average room rates.

(3)
Based on room revenue for the year ended December 31, 2025.

Our continued sale of a significant portion of our hotels has narrowed the focus of our hotel portfolio to full-service hotels located in markets with durable demand drivers, improved revenue mix and stronger long-term pricing power. In 2026, our hotel footprint is positioned to benefit from a strong event calendar, including the matches of the World Cup, where 40% of our hotels are located in host markets, America’s 250th anniversary and other events. Additionally, in 2024 and 2025, we completed renovations at over 30 hotels in our Retained Hotel portfolio, and in 2026, we are targeting to complete renovations at another seven hotels.
We expect CapEx spending as a percentage of revenues to continue to trend down as the volume of project deployment declines. We expect our CapEx to be between $120 million and $140 million in 2026 compared to $234 million in 2025, $297 million in 2024, $232 million in 2023, $110 million in 2022, $102 million in 2021, $136 million in 2020 and $243 million in 2019.
Deleveraging Strategy
During the year ended December 31, 2025, we redeemed all $800 million in aggregate principal amount of our 2026 debt maturities and $300 million in aggregate principal amount of our unsecured notes due February 2027 using gross proceeds from the issuance and sale of $580 million in aggregate principal amount of our zero coupon senior secured notes and net proceeds from asset sales and cash on hand.
In March 2026, we completed a $745 million in aggregate principal amount of net lease mortgage notes offering at a 5.96% weighted average interest rate, or the ABS Issuance. The proceeds were used to redeem all $700 million in aggregate principal amount of 8.375% senior guaranteed unsecured notes due 2029, or the $700 Million Senior Notes Redemption, resulting in annual cash interest savings of $14 million, or $0.08 per share.

We believe that the net proceeds from this offering, together with that of the sale of the Exit Hotels, will accelerate our deleveraging strategy, remove perceived refinancing risk of our debt maturities, and improve our debt covenant ratios. In addition, the sale of the Exit Hotels is expected to improve leverage through approximately $175 million to $200 million of proceeds to be used to repay debt and the removal of operating losses being incurred from the Exit Hotels of approximately $10 million as of the year ended December 2025. The following table illustrates our leverage and covenant ratios as of December 31, 2025, after giving effect to: (i) the redemption of $300.0 million aggregate principal amount of our 4.95% senior unsecured notes due 2027, or the 4.95% notes, and the redemption of such 4.95% notes, or, collectively, the Notes Redemption; (ii) the ABS Issuance for aggregate net proceeds of approximately $724.0 million and the $700 Million Senior Notes Redemption and, together with the ABS Issuance, the ABS Notes Financing; and (iii) the receipt and application of estimated gross proceeds from this offering and the sale of the Exit Hotels:
	12/31/25 As Adjusted(1)	Equity Offering $500M Repayment(2)	Sale of Exit Hotels (~$188M Proceeds)(3)	As Adjusted
Net Debt to EBITDA	9.4x	(0.9x)	0.1x	8.6x
Debt Covenants:
Total Debt / Adjusted Total Assets(4)(5) (allowable maximum 60.0%)	58.7%	(5.4)%	1.4%	54.7%
Secured Debt / Adjusted Total Assets(5) (allowable maximum 40%)	33.2%	0.2%	2.3%	35.7%
Consolidated Income Available for Debt Service / Debt Service(6) (required minimum 1.50x)	1.59x	0.16x	0.08x	1.83x
Total Unencumbered Assets / Unsecured Debt(5) (required minimum 150%)	218.7%	60.1%	(3.1)%	275.7%
Total Unencumbered Assets in Guarantor Subsidiaries / Senior Guaranteed Unsecured Debt (required minimum 2.2x)	4.92x	3.52x	(0.30x)	8.14x

(1)
As adjusted for the Notes Redemption and the ABS Notes Financing.

(2)
Assumes redemption of $100 million of the 4.95% notes and $400 million of the 5.50% senior guaranteed unsecured notes due 2027, or the 5.50% notes.

(3)
Assumes the mid-point of the estimated gross sales proceeds of $175 million to $200 million from the sale of the Exit Hotels and the redemption of the remaining $50 million of the 5.50% notes and $138 million of the 3.95% senior unsecured notes due 2028, or the 3.95% notes. No assurance can be given that we will be successful in selling these hotels for the estimated gross proceeds or at all.

(4)
Debt amounts reflect the principal balance. Net debt means total debt less unrestricted cash and cash equivalents.

(5)
Adjusted total assets and total unencumbered assets include the original cost of real estate assets calculated in accordance with GAAP before impairment write-downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets.

(6)
Consolidated income available for debt service, as defined in our debt agreements, is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets of properties held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges.

Non-GAAP Financial Measures
We present certain “non-GAAP financial measures” within the meaning of the applicable SEC rules, including EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre. These measures should be considered in conjunction with net income (loss) as presented in our consolidated statements of income (loss). We consider these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). We believe these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of Hotel EBITDA and Adjusted Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of our properties. For a reconciliation of these measures to the most comparable GAAP measure, please refer to the tables below.
We calculate EBITDA, EBITDAre, and Adjusted EBITDAre as shown below. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect our share of EBITDAre attributable to an investee. In calculating Adjusted EBITDAre, we adjust for the items shown below. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do.
We calculate Hotel EBITDA as hotel operating revenues less hotel operating expenses of all managed hotels, prior to any adjustments required for presentation in our consolidated statements of income (loss) in accordance with GAAP. Adjusted Hotel EBITDA excludes certain items we believe do not reflect the ongoing operating performance of our hotels. We believe that Hotel EBITDA and Adjusted Hotel EBITDA provide useful information to management and investors as a key measure of the profitability of our hotel operations.
For purposes of the calculations of non-GAAP measures below, general and administrative expense paid in common shares represents the equity compensation for our Trustees, officers and certain other officers and employees of RMR.

Calculation of EBITDA, EBITDAre and Adjusted EBITDAre
(amounts in thousands)
			Transaction Accounting Adjustments
	Actual 12/31/2019	Actual 12/31/2025	2026 Financing Transactions(1)	Equity Offering(2)	Asset Sales(3)	As Adjusted 12/31/2025
Net income (loss)	$259,750	$(202,321)	$29,075	$26,950	$21,434	$(124,862)
Add (Less): Interest expense	225,126	413,614	(29,075)	(26,950)	(8,201)	349,388
Income tax expense (benefit)	2,793	(10,717)	—	—	—	(10,717)
Depreciation and amortization	428,448	314,963	—	—	(28,277)	286,686
EBITDA	916,117	515,539	—	—	(15,044)	500,495
Add (Less): Loss on asset impairment(4)	39,296	81,889	—	—	—	81,889
Gain on sale of real estate, net(5)	(159,535)	(84,218)	—	—	—	(84,218)
Adjustments to reflect SVC’s share of EBITDAre attributable to an investee	—	12,171	—	—	—	12,171
EBITDAre	795,878	525,381	—	—	(15,044)	510,337
Add (Less): Loss on early extinguishment of debt(6)	8,451	2,897	—	—	—	2,897
Unrealized losses on equity securities	40,461	—	—	—	—	—
Loss contingency	1,997	—	—	—	—	—
Adjustments to reflect SVC’s share of Adjusted EBITDAre attributable to an investee	—	3,570	—	—	—	3,570
Transaction related costs(7)	1,795	14,698	—	—	(13,709)	989
General and administrative expense paid in common shares	2,849	3,712	—	—	—	3,712
Adjusted EBITDAre	$851,431	$550,258	$—	$—	$(28,753)	$521,505
Net Debt	$6,099,367	$5,157,996	$—	$(471,500)	$(182,360)	$4,504,136
Net Debt / LTM Adjusted EBITDAre(8)	7.2x	9.4x				8.6x
Adjusted Hotel EBITDAre	$603,970	$169,380	$—	$—	$(28,753)	$140,627
Adjusted Net Lease EBITDAre	292,894	379,838	—	—	—	379,838
Less: Corporate Expenses	(45,433)	1,040	—	—	—	1,040
Adjusted EBITDAre	$851,431	$550,258	$—	$—	$(28,753)	$521,505

Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA — All Hotels(1)
(amounts in thousands)
	Actual 12/31/2025	Transaction Accounting Adjustments Asset Sales(3)	As Adjusted 12/31/2025
Number of hotels	94	(17)	77
Room revenues	$1,122,292	$(375,134)	$747,158
Food and beverage revenues	203,130	(16,418)	186,712
Other revenues	87,981	(13,519)	74,462
Hotel operating revenues	1,413,403	(405,071)	1,008,332
Rooms expenses	387,243	(133,456)	253,787
Food and beverage expenses	168,188	(14,953)	153,235
Other direct and indirect expenses	523,676	(181,995)	341,681
Management fees	52,199	(18,772)	33,427
Real estate taxes, insurance and other	121,349	(40,851)	80,498
FF&E Reserves	6,725	—	6,725
Hotel operating expenses	1,259,380	(390,027)	869,353
Hotel EBITDA	154,023	(15,044)	138,979
Transaction related costs(7)	15,357	(13,709)	1,648
Adjusted Hotel EBITDA	$169,380	$(28,753)	$140,627
Adjusted Hotel EBITDA Margin(9)	12.0%		13.9%
Hotel operating expenses (GAAP)	$1,226,542	$(376,318)	$850,224
Add (Less):
Transaction related costs(7)	15,357	(13,709)	1,648
Adjustments for guaranty fundings and (replenishments), net(10)	8,272	—	8,272
FF&E Reserves from managed hotel operations	6,725	—	6,725
Other(11)	2,484	—	2,484
Hotel operating expenses	$1,259,380	$(390,027)	$869,353

(1)
Results of all hotels as owned during the period presented, including the results of hotels sold by us for the period owned by us.

Notes to As Adjusted Calculations of EBITDA, EBITDAre, Adjusted EBITDAre, Hotel EBITDA and Adjusted Hotel EBITDA
(amounts in thousands)
(1)
The adjustments represent the repayment of the Notes Redemption and the ABS Notes Financing for the year ended December 31, 2025. These amounts exclude transactions costs.

(2)
The adjustments reflect that $500,000 is raised in this offering and used to repay $100,000 in aggregate principal amount of the 4.95% notes and $400,000 in aggregate principal amount of the 5.50% notes, for the year ended December 31, 2025. These amounts exclude transaction costs.

(3)
The adjustments represent the historical revenues and expenses of 129 hotels owned by us, that were sold in 2025 and 2026, or are expected to sell in 2026, for the year ended December 31, 2025. The adjustments also represent the use of proceeds from the sale of 16 hotels currently being marketed to repay $188,000 of debt, including the remaining $50,000 of the 5.50% notes and $138,000 of 3.95% notes, for the year ended December 31, 2025. These amounts exclude transaction costs.

(4)
We recorded a loss on asset impairment for the year ended December 31, 2025 of $81,889 to reduce the carrying value of 28 hotels and four net lease properties to their estimated fair value less costs to sell.

(5)
We recorded a net gain on sale of real estate for the year ended December 31, 2025 of $84,218 in connection with the sales of 112 hotels and eleven net lease properties.

(6)
We recorded a net loss on early extinguishment of debt during the year ended December 31, 2025 of $2,897 in connection with a make-whole premium and the write off of unamortized deferred financing costs and discounts relating to the redemptions of $450,000 of 4.75% senior unsecured notes and $350,000 of 5.25% senior unsecured notes both due in 2026.

(7)
Transaction related costs for the year ended December 31, 2025 of $14,698 primarily consist of costs related to the sale and renovation of certain hotels, partially offset by the recovery of a working capital reserve related to our former agreement with Marriott International, Inc. previously deemed uncollectable and expensed in 2021.

(8)
LTM means last twelve months.

(9)
Adjusted Hotel EBITDA Margin means Adjusted Hotel EBITDA as a percentage of hotel operating revenues.

(10)
When managers of our hotels are required to fund the shortfalls of owner’s priority return under the terms of the management agreements or their guarantees, we reflect such fundings in our consolidated statements of income (loss) as a reduction of hotel operating expenses. When these shortfalls are replenished by cash flows from the applicable hotel operations in excess of the owner’s priority return due, we reflect such replenishment in our consolidated statements of income (loss) as an increase to hotel operating expenses. The net decrease to hotel operating expenses was $8,272 for the year ended December 31, 2025.

(11)
We are amortizing a liability we recorded for the fair value of our initial investment in Sonesta as a reduction to hotel operating expenses in our consolidated statements of income (loss). We reduced hotel operating expenses by $2,484 for the year ended December 31, 2025.

Distributions
Our current cash distribution rate to common shareholders is $0.01 per share per quarter, or $0.04 per share per year. Our distribution rate is set and reset from time to time by our Board. The timing, amount and form of distributions are determined by our Board in its sole discretion and will depend upon various factors that our Board deems relevant, including, but not limited to, our funds from operations, or FFO, and our normalized funds from operations, or Normalized FFO, requirements to maintain our qualification for taxation as a REIT, limitations in our debt agreements, the availability to us of debt and equity capital, our distribution rate as a percentage of the trading price of our common shares, or dividend yield, and our dividend yield compared to the dividend yields of other REITs, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. Accordingly, future distributions to our shareholders may be increased or decreased and we cannot be sure as to the rate at which future distributions, if any, will be paid.
Our Board declared a quarterly distribution in the amount of $0.01 per share, which was paid on February 19, 2026 to our shareholders of record on January 26, 2026. Subject to declaration by our Board, we expect our next quarterly distribution to be declared in April 2026 and paid in May 2026. Purchasers of common shares in this offering who continue to hold the common shares on the record date relating to any such distribution will be entitled to receive such distribution in May 2026.

The Offering
The following is a summary of certain terms of our common shares. For a more complete description of the terms of our common shares, see “Description of Shares of Beneficial Interest” in the accompanying prospectus.
Shares being offered by us
$500 million of common shares
Option to purchase additional shares
If the underwriters exercise their option to purchase additional common shares in full, we will issue an additional $75 million of common shares.
Shares outstanding after the offering
       common shares(1)
Nasdaq symbol
SVC
Use of proceeds
We estimate that our net proceeds from this offering will be approximately $471.5 million after payment of the underwriting discount and other estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional common shares in full, we estimate that our net proceeds will be $542.4 million, after payment of the underwriting discount and other estimated offering expenses payable by us. We expect to use the net proceeds from this offering, together with cash on hand, to redeem all or a portion of our outstanding senior unsecured notes due 2027.
Conflicts of Interest
As described in “Use of Proceeds,” we expect to use the net proceeds from this offering to redeem all or a portion of our outstanding senior unsecured notes due 2027. Affiliates of some of the underwriters may own some of our outstanding senior unsecured notes due 2027 and will receive pro rata portions of the net proceeds from this offering used to redeem such notes. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”
Risk Factors
Investing in our common shares involves risks that are described in the “Risk Factors” section beginning on page S-12 of this prospectus supplement, as well as in the “Risk Factors” section of our Annual Report and under similar headings in any other reports that we file after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement.

(1)
The number of our common shares outstanding after this offering is based on 168,054,570 common shares outstanding on March 27, 2026 and assumes no exercise of the underwriters’ option to purchase additional common shares.

RISK FACTORS
Our business faces many risks, a number of which are described under the caption “Risk Factors” in our Annual Report and under similar heading in any other reports that we file after the date hereof and incorporate by reference into this prospectus supplement and the accompanying prospectus. The risks described in our Annual Report, any subsequent Quarterly Reports and below may not be the only risks we face. Other risks of which we are not yet aware, or that we currently believe are not material, may also materially and adversely impact our business operations or financial results. These disclosures reflect our beliefs and opinions as to factors that could materially and adversely affect us and our securities in the future. References to past events are provided by way of example only and are not intended to be a complete listing or a representation as to whether or not such factors have occurred in the past or their likelihood of occurring in the future. If any of the events or circumstances described in the risk factors contained in our Annual Report, any subsequent Quarterly Reports or described below occurs, our business, financial condition, liquidity or results of operations and prospects could be adversely impacted and the value of an investment in our securities could decline. Prospective investors should consider the risks described in our Annual Report, any subsequent Quarterly Reports and below, and the information contained under the caption “Warning Concerning Forward-Looking Statements” in this prospectus supplement and in our Annual Report and any subsequent Quarterly Reports before deciding whether to invest in our common shares.
Risks Relating to this Offering and our Common Shares
The market price of our common shares could be negatively affected by the sale of the significant number of shares in this offering and the price of our common shares may be volatile.
We are selling up to $575 million of our common shares in this offering, including common shares that may be sold pursuant to the underwriters’ option to purchase additional common shares. As of March 27, 2026, we had 168,054,570 common shares issued and outstanding. The sale of the significant number of our common shares could result in a decrease of, and additional volatility in, the market price of our common shares. We cannot predict what effect this offering may have on the price of our common shares or the volume of the transactions involving our common shares in the market. Sales of a substantial amount of our common shares, including by RMR, or the perception that such sales could occur, could adversely affect the liquidity of the market for our common shares or their price. Large price changes or low volume may preclude you from buying or selling our common shares at all, or at any particular price or during a timeframe that satisfies your investment objectives.
Helix and RMR have indicated to us that they intend to purchase common shares in this offering and therefore, following the completion of this offering, may own a significant percentage of our issued and outstanding common shares. As a result, investors in our common shares may have less influence over our business than shareholders of other publicly traded companies and trading in our shares may be difficult.
Helix and RMR have indicated to us that they intend to purchase from the underwriters $100 million and $50 million, respectively, of the $500 million common shares being sold in this offering. RMR is expected to enter into a lock-up agreement in connection with this offering with the underwriters, under which it will agree not to sell, transfer or otherwise dispose of any of its common shares for 90 days following the completion of this offering, subject to certain exceptions. This lock-up agreement may further limit the liquidity of our common shares during the lock-up period.
Our declaration of trust and bylaws prohibit any shareholder, other than RMR and its affiliates (as defined under Maryland law) and certain persons who have been exempted by our Board, from owning, directly and by attribution, more than 9.8% of the number or value of shares (whichever is more restrictive) of any class or series of our outstanding shares of beneficial interest, including our common shares. These restrictions in our declaration of trust and bylaws are intended to, among other purposes, assist with our REIT compliance under the Code. Further, our bylaws contain provisions that generally prohibit shareholders from owning more than 5% (in value or in number of shares, whichever is more restrictive) of any class or series of our outstanding shares, including our common shares. This ownership limitation in our bylaws is intended to help us preserve our ability to use our net operating losses and other tax benefits to reduce our future taxable income.
As of the date of this prospectus, RMR and Helix do not own any of our outstanding common shares. RMR is expected to own      , or      %, of our common shares following the completion of this offering. Helix is expected to own      , or      %, of our common shares following the completion of this offering. RMR and/or Helix may therefore beneficially own a significant percentage of our common shares following the completion of this offering. For so long as RMR and/or Helix retain a significant ownership stake in us, they will have a significant influence in the election of the members of our Board, including our Independent Directors, and the outcome of shareholder actions, among other things. In addition, the significant ownership of our common shares by RMR and/or Helix may discourage transactions involving a change of control of us, including transactions in which our shareholders might otherwise receive a premium for their common shares over the then current market price.
Risks Relating to Unaudited As Adjusted Financial Information
The unaudited as adjusted consolidated financial information, including non-GAAP financial measures, included herein are presented for illustrative purposes only and are not necessarily indicative of what our financial position or results of operations would have been if the adjustments had actually been completed on the dates indicated and are not intended to project such information for any future date or for any future period.
The unaudited as adjusted financial information, including non-GAAP financial measures, included herein are based on numerous assumptions, and the adjustments described therein are based on available information that our management considers reasonable. The unaudited as adjusted financial information, including non-GAAP financial measures, are provided for informational purposes only and are not necessarily indicative of our expected financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in our portfolio of investments, capital structure, property level operating expenses and revenues, including rents received from our hotels or rents expected to be received pursuant to our existing leases or leases we may enter into, changes in interest rates, dispositions of our real estate assets, redemption of our outstanding notes and other reasons. Actual future results are likely to be different from amounts presented in the unaudited as adjusted financial information, including non-GAAP financial measures, and such differences may be significant. For further information on the non-GAAP financial measures, please see “Summary — Non-GAAP Financial Measures”.
Risk Relating to Taxation
If we experience an ownership change under Section 382 of the Code as a result of or following this offering, the resulting limitations on tax losses and tax depreciation will strain our ability to meet applicable REIT distribution requirements and adversely impact our cash flows and financial position.
We expect that the size and composition of our common share issuance in this offering will bring us close to, but not exceed, the threshold for an “ownership change” as defined under Section 382 of the Code. If an ownership change were to occur as a result of, or following the completion of, this offering — such as through secondary market trading of our shares following this offering — then we would be (1) severely limited in our ability to use net operating losses incurred prior to the ownership change, (2) required to reduce severely our tax depreciation deductions for the five-year period following the ownership change and (3) generally unable to use recognized asset sale losses as offsets to taxable gains during the five-year period following the ownership change, particularly with respect to the taxable gains from anticipated asset dispositions following this offering. In turn, these limitations could result in significantly higher taxable income than projected, potentially impairing our ability to satisfy REIT distribution requirements and adversely impacting our cash flows and financial position. Although we intend to enforce the ownership limitations and transfer restrictions contained in our bylaws to mitigate the risk of an ownership change, such measures may not be successful.

USE OF PROCEEDS
We estimate that our net proceeds from this offering will be approximately $471.5 million after payment of the underwriting discount and other estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional common shares in full, we estimate that our net proceeds will be $542.4 million, after payment of the underwriting discount and other estimated offering expenses payable by us. We expect to use the net proceeds from this offering to redeem, together with cash on hand, all or a portion of (1) the $100 million principal amount outstanding of the 4.95% notes and/or (2) the $450 million principal amount outstanding of the 5.50% notes, in an amount not to exceed the net cash proceeds from this offering. We expect to redeem these notes within 30 days of the closing of this offering, at a redemption price equal to, with respect to the 4.95% notes, 100% of the principal amount thereof, and, with respect to the 5.50% notes, 100% of the principal amount thereof, plus, in each case, accrued and unpaid interest and a make-whole amount, if any, to, but excluding, the redemption date.
Affiliates of some of the underwriters may own some of the 4.95% notes and/or the 5.50% notes and will receive pro rata portions of the net proceeds from this offering used to redeem such notes. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”
Depending on market conditions at the time of pricing of this offering and other considerations, we may sell fewer or more common shares than the number set forth on the cover page of this prospectus supplement.

CAPITALIZATION
The following table presents our cash and cash equivalents and capitalization as of December 31, 2025:
•
on a historical basis;

•
on a pro forma basis to give effect to (i) the Notes Redemption; (ii) the ABS Notes Financing; and (iii) our sale of one Exit Hotel with a total of 133 keys for a sales price of $7.1 million, excluding closing costs); and

•
on a pro forma as adjusted basis to give further effect to the issuance and sale of $500 million of common shares by us in this offering (assuming no exercise of the underwriters’ option to purchase additional common shares) at an assumed public offering price of $1.78 per share, which is the last reported sale price of our common shares on Nasdaq on March 27, 2026, and after deducting the underwriting discount and other estimated offering expenses payable by us, and the application of the net proceeds from this offering, together with cash on hand, including the redemption of (1) the $100 million principal amount outstanding of the 4.95% notes, and (2) $400 million of the $450 million principal amount outstanding of the 5.50% notes.

This table contains audited information and should be read in conjunction with the information under the caption “Use of Proceeds” and the audited consolidated balance sheet as of December 31, 2025 and the notes thereto, which are incorporated by reference in this prospectus supplement to our Annual Report.

	December 31, 2025
	Historical	Pro Forma	Pro Forma As Adjusted
	(audited)	(unaudited)	(unaudited)
	(in thousands)
Cash and cash equivalents(1)	$346,813	$39,003	$10,503
Debt(2):
Secured Floating Rate Debt:
$650,000 Revolving Credit Facility	$—	$—	$—
$45,000 Variable Funding Note	45,000	45,000	45,000
Total Secured Floating Rate Debt	45,000	45,000	45,000
Secured Fixed Rate Debt:
5.600% Net Lease Mortgage Notes due 2028	604,654	604,654	604,654
Senior Secured Notes due 2027	580,155	580,155	580,155
8.625% Senior Secured Notes due 2031	1,000,000	1,000,000	1,000,000
5.96% Net Lease Mortgage Notes due 2031	—	745,000	745,000
Total Secured Fixed Rate Debt	2,184,809	2,929,809	2,929,809
Subsidiary Guaranteed Unsecured Notes:
5.500% Senior Guaranteed Unsecured Notes due 2027	450,000	450,000	50,000
8.375% Senior Guaranteed Unsecured Notes due 2029	700,000	—	—
8.875% Senior Guaranteed Unsecured Notes due 2032	500,000	500,000	500,000
Non-Subsidiary Guaranteed Senior Unsecured Notes:
4.950% Senior Unsecured Notes due 2027	400,000	100,000	—
3.950% Senior Unsecured Notes due 2028	400,000	400,000	400,000
4.950% Senior Unsecured Notes due 2029	425,000	425,000	425,000
4.375% Senior Unsecured Notes due 2030	400,000	400,000	400,000
Total Senior Unsecured Notes	3,275,000	2,275,000	1,775,000
Shareholders’ equity:
Common shares of beneficial interest, $.01 par value, 200,000,000 shares authorized, 168,070,129 shares issued and outstanding (historical); 168,070,129 shares issued and outstanding (pro forma); 448,953,446 shares issued and outstanding (pro forma as adjusted)(3)	1,681	1,681	4,490
Additional paid in capital	4,563,371	4,563,371	5,032,062
Cumulative other comprehensive income	2,068	2,068	2,068
Cumulative net income	1,992,653	1,940,737	1,938,624
Cumulative common distributions	(5,913,649)	(5,913,649)	(5,913,649)
Total shareholders’ equity	646,124	594,208	1,063,595
Total capitalization	$6,150,933	$5,844,017	$5,813,404

(1)
Cash and cash equivalents excludes restricted cash, which was $25,275 as of December 31, 2025.

(2)
Before unamortized discounts, premiums and debt issuance costs.

(3)
On March   , 2026, we amended our amended and restated declaration of trust, as amended and supplemented from time to time, to increase our authorized common shares to           shares.

The number of common shares to be outstanding after this offering is based on 168,054,570 common shares outstanding at December 31, 2025 and excludes the 1,661,921 common shares reserved for issuance pursuant to our Second Amended and Restated 2012 Equity Compensation Plan.
Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional common shares. The actual number of common shares issued and sold in this offering will depend on the final public offering price.

MATERIAL UNITED STATES FEDERAL INCOME TAX AND ERISA CONSIDERATIONS
The following supplements and updates the summary of U.S. federal income tax considerations and Employee Retirement Income Security Act of 1974, as amended, or ERISA, considerations relating to the acquisition, ownership, and disposition of our shares in our Annual Report, which summary is incorporated in this prospectus supplement by reference. Sullivan & Worcester LLP, Boston, Massachusetts, has rendered a legal opinion that the discussions in this section and in the sections of our Annual Report captioned “Material United States Federal Income Tax Considerations” and “ERISA Plans, Keogh Plans and Individual Retirement Accounts” in all material respects are the material U.S. federal income tax considerations and the material ERISA considerations relevant to owners of our common shares, and the opinions of counsel referred to in those sections represent Sullivan & Worcester LLP’s opinions on those subjects. Specifically, subject to qualifications and assumptions contained in its opinion and in our Annual Report, Sullivan & Worcester LLP has given opinions to the effect (1) that we have been organized and have qualified for taxation as a REIT under the Code for our 1995 through 2025 taxable years, and that our current investments and plan of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code, it being understood that our actual qualification and taxation as a REIT, however, will depend on our continued ability to meet, and our meeting, through actual annual operating results and distributions, the various qualification tests under the Code, and (2) that under the “plan assets” regulations promulgated by the U.S. Department of Labor under ERISA, our shares are “publicly offered securities” and our assets will not be deemed to be “plan assets” in respect of any benefit plan investor who acquires our common shares in this offering.
Subject to the detailed discussion contained in our Annual Report and to the discussion below, we believe that we have qualified, and we intend to remain qualified, for taxation as a REIT under the Code. As a REIT, we generally will not be subject to federal income tax on our net income distributed as dividends to our shareholders. Our distributions to you generally are includable in your income as dividends to the extent these distributions do not exceed allocable current or accumulated earnings and profits; distributions in excess of allocable current or accumulated earnings and profits generally are treated for tax purposes as a return of capital to the extent of your basis in our common shares, and reduce your basis, or, to the extent in excess of your basis with respect to a given lot of common shares, are treated for tax purposes as gain from the sale of our shares. Subject to the detailed discussion contained in our Annual Report, we intend to conduct our affairs so that our assets are not deemed to be “plan assets” of any individual retirement account, tax-favored account (such as an Archer MSA, Coverdell education savings account or health savings account), employee benefit plan subject to Title I of ERISA or other plan subject to Section 4975 of the Code that acquires our common shares in this offering.
In addition to the above, we expect that the size and composition of our common share issuance in this offering will bring us close to, but not exceed, the threshold for an “ownership change” under Section 382 of the Code. If an ownership change were to occur as a result of, or following the completion of, this offering, for example through secondary trading of our shares in the public markets, then under the Code that would (1) severely limit our ability to use otherwise available net operating losses from prior to the ownership change, (2) severely limit our tax depreciation deductions for the five-year period following the ownership change, and (3) almost entirely eliminate our ability to utilize recognized losses from the sale of assets for the five-year period following the ownership change (including using asset sale losses as an offset to the recognized tax gains that we anticipate from our planned disposition of certain assets within a relatively short period of time following completion of this offering). These three Code loss and depreciation limitations would mean that, following the ownership change, our taxable income would be much higher than it would otherwise be, which in turn would mean increased difficulty for us to meet the applicable REIT distribution requirements discussed in detail in our Annual Report. In order to minimize the possibility of an “ownership change” as a result of and following completion of this offering, we expect to enforce the ownership limitations and transfer restrictions in Articles VIII and IX of our bylaws; however, such enforcement may not be successful in precluding a Section 382 ownership change.
We encourage you to consult your tax advisor regarding the specific federal, state, local, foreign and other tax and ERISA consequences to you of the acquisition, ownership and disposition of our common shares.

An investor in our common shares pursuant to this offering that is also a holder of the 4.95% notes or the 5.50% notes, or a combination of them, to be redeemed should consult their tax advisor regarding U.S. federal tax considerations not discussed in the accompanying prospectus under “Material United States Federal Income Tax Considerations.”

UNDERWRITING (CONFLICTS OF INTEREST)
We intend to offer the common shares through the underwriters named below. Yorkville Securities, LLC is acting as a book-running manager of this offering and as the representative of the underwriters. Subject to the terms and conditions contained in the underwriting agreement to be dated as of the date of this prospectus supplement between us and the underwriters, we will agree to sell to the underwriters, and the underwriters have severally and not jointly agreed to purchase from us, the number of common shares listed opposite their names below:
Underwriter	Number of Common Shares
Yorkville Securities, LLC
JonesTrading Institutional Services LLC
Total
The underwriters have agreed to purchase all of the common shares sold pursuant to the underwriting agreement, other than those the underwriters may purchase pursuant to the option described below, if any of the common shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the common shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions, Discounts and Expenses
The representatives of the underwriters have advised us that the underwriters propose initially to offer the common shares to the public at the public offering price listed on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $       per share. After the public offering, the public offering price, concession and discounts may be changed.
The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional common shares.
	Per Common Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$
The expenses of this offering, not including the underwriting discount, are estimated to be approximately $1 million and are payable by us. In addition, we have agreed to reimburse the underwriters for certain legal expenses incurred in connection with this offering up to $500,000.

Option to Purchase Additional Common Shares
We have granted an option to the underwriters to purchase up to an additional $75 million of common shares at the public offering price less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.
No Sales of Similar Securities
We, our executive officers and our Trustees, as well as RMR, have agreed, with exceptions, not to offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any of our common shares or any securities convertible into or exercisable or exchangeable for common shares, or warrants to purchase common shares, and not to take certain other actions relating to our common shares, for a period of 90 days after the date of this prospectus supplement without the prior written consent of Yorkville Securities, LLC.
The Nasdaq Stock Market LLC Listing
Our common shares are listed on Nasdaq under the symbol “SVC”.
Price Stabilization and Short Positions
Until the distribution of the common shares is completed, SEC rules may limit the underwriters and selling group members from bidding for and purchasing our common shares. However, the underwriters may engage in transactions that stabilize the price of the common shares, such as bids or purchases to peg, fix or maintain that price.
If the underwriters create a short position in the common shares in connection with the offering, i.e., if they sell more common shares than are listed on the cover of this prospectus supplement, the underwriters may reduce that short position by purchasing common shares in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the option to purchase additional common shares described above. Purchases of the common shares to stabilize their price or to reduce a short position may cause the price of the common shares to be higher than it might be in the absence of such purchases.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described in the preceding paragraphs may have on the price of the common shares. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in those types of transactions or that those transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
This prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more underwriters. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ websites is not part of this prospectus supplement. The representatives may agree to allocate a number of our common shares to underwriters for sale to their online brokerage account holders.
Conflicts of Interest
Affiliates of some of the underwriters may own some of the 4.95% notes and/or the 5.50% notes and will receive pro rata portions of the net proceeds from this offering used to redeem such notes.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received, and may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of the underwriters or their affiliates routinely hedge and certain other of the underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area, each, a Relevant State, no common shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the common shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the common shares may be offered to the public in that Relevant State at any time:
(a)
to any qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the common shares shall require Service Properties Trust or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our common shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase or subscribe for any common shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.
Notice to Prospective Investors in the United Kingdom
No common shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom except that the common shares may be offered to the public in the United Kingdom at any time:
(a)
where (i) the offer is conditional on the admission of the common shares to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR) or (ii) the common shares being offered are at the time of the offer already admitted to trading on London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(b) of Schedule 1 of the POATR);

(b)
to any qualified investor as defined under paragraph 15 of Schedule 1 of the POATR;

(c)
to fewer than 150 persons (other than qualified investors as defined under paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the underwriters for any such offer; or

(d)
in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

For the purposes of this provision, the expression an “offer to the public” in relation to the common shares in the United Kingdom means the communication to any person which presents sufficient information on: (a) the common shares to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the common shares and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.
None of Service Properties Trust and the underwriters has authorized, nor do any of them authorize, the admission to trading of any common shares in circumstances in which an obligation arises for Service Properties Trust or any underwriter to publish or supplement a prospectus in the United Kingdom for such offer.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the common shares offered hereby is not being made, and this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended, or the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Financial Promotion Order), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are any other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the common shares offered hereby or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the common shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Service Properties Trust.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the common shares in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Canada
The common shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or the SFO, and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or the C(WUMP)O, or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, in each case whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been and will not be registered as a prospectus under the Securities and Futures Act 2001, or the SFA, by the Monetary Authority of Singapore, and the offer of the common shares in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA), or an Institutional Investor, pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA), or an Accredited Investor, or other relevant person (as defined in Section 275(2) of the SFA), or a Relevant Person, and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the common shares are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(a)
a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)
a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the common shares except:
(1)
to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(2)
where no consideration is or will be given for the transfer;

(3)
where the transfer is by operation of law; or

(4)
as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, SVC has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the common shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
We have not and will not register with the Swiss Financial Market Supervisory Authority, or FINMA, as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended, or CISA, and accordingly the shares being offered pursuant to this prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the shares have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the shares offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The shares may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended, or CISO, such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement, the accompanying prospectus and any other materials relating to the shares are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those qualified investors to whom they have been handed out in connection with the offer described herein. They may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the shares on the SIX Swiss Exchange or any other regulated shares market in Switzerland, and consequently, the information presented in this prospectus supplement and the accompanying prospectus do not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA and may not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus, nor taken steps to verify the information set forth herein or therein, and has no responsibility for the prospectus supplement or the accompanying prospectus. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial advisor.

LEGAL MATTERS
Duane Morris LLP, Baltimore, Maryland, our Maryland counsel, will issue an opinion about the legality of the common shares. Sullivan & Worcester LLP, Boston, Massachusetts, our counsel, and Sidley Austin LLP, New York, New York, the underwriters’ counsel, will also each issue an opinion to the underwriters as to certain matters. Sullivan & Worcester LLP and Sidley Austin LLP will rely, as to certain matters of Maryland law, upon the opinion of Duane Morris LLP. Sullivan & Worcester LLP also has passed upon our qualification and taxation as a REIT in an opinion filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Sullivan & Worcester LLP also represents RMR, Sonesta and certain of their affiliates and related parties on various matters.
EXPERTS
The financial statements of Service Properties Trust as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, incorporated by reference into this prospectus supplement, and the effectiveness of Service Properties Trust’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:
•
our Annual Report on Form 10-K for the year ended December 31, 2025;

•
our Current Reports on Form 8-K filed with the SEC on January 5, 2026, January 27, 2026, February 23, 2026 and March 13, 2026;

•
the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the year ended December 31, 2025, from our definitive Proxy Statement for our 2026 Annual Meeting of Shareholders dated March 17, 2026, as supplemented by the proxy statement supplement filed on March 25, 2026; and

•
the description of our common shares contained in our registration statement on Form 8-A dated June 30, 2016, as updated by the description of our common shares filed as Exhibit 4.20 to our Annual Report on Form 10-K for the year ended December 31, 2024, including any further amendments or reports filed for the purpose of updating that description.

We also incorporate by reference each of the following documents that we file with the SEC after the date of this prospectus supplement but before the termination of this offering:
•
reports filed under Sections 13(a) and (c) of the Exchange Act;

•
definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders’ meeting; and

•
any reports filed under Section 15(d) of the Exchange Act.

References in this prospectus supplement to documents or information incorporated by reference shall include documents that are deemed to be incorporated by reference herein pursuant to Item 12 of our Registration Statement on Form S-3, as amended, of which this prospectus supplement and the accompanying prospectus form a part.
Any information in future filings that is meant to supersede or modify any existing statement in this prospectus supplement will so supersede or modify the statement as appropriate.
You may request a copy of any of these filings (excluding exhibits other than those which we specifically incorporate by reference in this prospectus supplement or the accompanying prospectus), at no cost, by writing, or telephoning us at the following address:
Investor Relations
Service Properties Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 964-8389

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus supplement is part of a registration statement and does not contain all of the information set forth in the registration statement. You can review our SEC filings and the registration statement by accessing the SEC’s website at www.sec.gov or by accessing our website at www.svcreit.com. Website addresses are included in this prospectus supplement as textual references only and the information on such websites, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference as set forth under “Incorporation of Certain Information by Reference”), is not incorporated by reference into this prospectus supplement.
WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents that are incorporated herein or therein by reference contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements.
Forward-looking statements reflect our current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following:
•
Our ability and the ability of our tenants and managers to operate under unfavorable market and commercial real estate industry conditions due to, among other things, uncertainties surrounding interest rates and inflation, supply chain disruptions, emerging technologies, volatility in the public equity and debt markets changing tariffs and trade policies and related uncertainty, geopolitical instability and tensions, pandemics, any U.S. government shutdown, economic downturns or a possible recession, labor market conditions or changes in real estate utilization,

•
The ability of Sonesta to successfully operate the hotels it manages for us,

•
Our ability to repay or refinance our debts as they mature or otherwise become due,

•
Our ability to raise or appropriately balance the use of debt or equity capital,

•
Our ability to sell properties at prices we target, and the timing of such sales,

•
Continued availability of borrowings under our revolving credit facility is subject to our satisfying certain financial covenants and other credit facility conditions,

•
Our ability to maintain sufficient liquidity, including the availability of borrowings under our revolving credit facility and the variable funding notes,

•
Our ability to pay interest on and principal of our debt,

•
The impact of changes in U.S. and foreign government administrative policies, including the imposition of or increases in tariffs and changes to existing trade agreements, on macroeconomic conditions, supply chains and the cost of products our operators use, and on the results of operations of our operators and us,

•
Whether and the extent to which our tenants and managers will pay the contractual amounts of returns, rents or other obligations due to us,

•
Competition within the commercial real estate, hotel, transportation and travel center and other industries in which our tenants and managers operate, particularly in those markets in which our properties are located,

•
Our ability to make cost-effective improvements to our properties that enhance their appeal to hotel guests and net lease tenants,

•
Our ability to pay distributions to our shareholders and to increase or sustain the amount of such distributions,

•
Our ability to acquire properties that realize our targeted returns,

•
Our ability to identify properties that we want to acquire or to negotiate acceptable purchase prices, acquisition financing terms, management agreements or lease terms for new properties, or ability to complete acquisitions,

•
Potential defaults under our leases and management agreements by our tenants and managers,

•
Our ability to increase hotel room rates and rents at our net leased properties as our leases expire in excess of our operating expenses and to grow our business,

•
Our ability to increase and maintain hotel room and net lease property occupancy at our properties,

•
Our ability to engage and retain qualified tenants and managers for our net lease properties and hotels on satisfactory terms,

•
Our ability to diversify our sources of rents and returns that improve the security of our cash flows,

•
Our credit ratings,

•
The ability of our manager, RMR, to successfully manage us,

•
Actual and potential conflicts of interest with our related parties, including our Managing Trustees, Sonesta, RMR and others affiliated with them,

•
Our ability to realize benefits from the scale, geographic diversity, strategic locations and variety of service levels of our hotels,

•
Limitations imposed by and our ability to satisfy complex rules to maintain our qualification for taxation as a REIT for U.S. federal income tax purposes,

•
Compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters,

•
Acts of terrorism, war or other hostilities, outbreaks of pandemics or other public health safety events or conditions, global climate change or other man-made or natural disasters beyond our control,

•
Our expected receipt and use of the net proceeds from this offering, which is dependent on the closing of this offering and may not occur,

•
The issuance and delivery of our common shares and the timing thereof, which are subject to various conditions and contingencies as are customary in underwriting agreements in the United States that if not satisfied may delay or prevent the completion of this offering,

•
Whether the underwriters in this offering exercise in whole or in part the option granted to them to purchase up to an additional $75 million of common shares,

•
Whether Helix, RMR, Messrs. Bilotto or Donley or certain members of our Board purchase common shares in this offering, and the expected level of participation in the offering,

•
Our expectation to expand the size of our Board to add an Independent Trustee with hotel experience in the near term, which is intended to enhance governance as we seek to improve the performance of our hotel portfolio, maximize shareholder value through thoughtful capital allocation between and amongst our hotel and net lease retail real estate portfolios or further transition our portfolio to be more focused on net lease retail real estate in the future,

•
Our plans to accelerate our deleveraging strategy, remove perceived refinancing risk of debt maturities and enhance our debt covenant ratios,

•
Our ability to make operational improvements and expand margins,

•
Our expectations regarding capital expenditures and the impact of renovations,

•
As adjusted financial information, and

•
Other matters.

These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in our periodic filings. The information contained elsewhere in this prospectus supplement and in the accompanying prospectus or in our other filings with the SEC, including under the caption “Risk Factors” in this prospectus supplement and in our Annual Report and any subsequent Quarterly Reports, or incorporated herein or therein, identifies other important factors that could cause differences from our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon our forward-looking statements.
Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
STATEMENT CONCERNING LIMITED LIABILITY
The Amended and Restated Declaration of Trust establishing Service Properties Trust dated August 21, 1995, as amended and supplemented, as filed with the State Department of Assessments and Taxation of Maryland, provides that no trustee, officer, shareholder, employee or agent of Service Properties Trust shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Service Properties Trust. All persons dealing with Service Properties Trust in any way shall look only to the assets of Service Properties Trust for the payment of any sum or the performance of any obligation.

PROSPECTUS
SERVICE PROPERTIES TRUST
Debt Securities, Common Shares of Beneficial Interest,
Preferred Shares of Beneficial Interest, Depositary Shares and Warrants
Guarantees of Debt Securities of Service Properties Trust by Subsidiary Guarantors

Service Properties Trust, or we, us or our, or our selling security holders may offer, issue and sell, from time to time, in one or more offerings:
•
debt securities;

•
guarantees by the Subsidiary Guarantors of debt securities of Service Properties Trust;

•
common shares of beneficial interest;

•
preferred shares of beneficial interest;

•
depositary shares; and

•
warrants.

The securities described in this prospectus may be offered and sold separately or in any combination, and may include convertible or exchangeable securities.
This prospectus describes some of the general terms that may apply to these securities. The debt securities may be fully and unconditionally guaranteed on a joint and several basis by one or more of our wholly-owned subsidiaries, as described in this prospectus. The specific amounts and terms of any securities to be offered, issued or sold, and the identity of any selling security holders, will be described in the applicable prospectus supplement. The applicable prospectus supplement may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement as well as the documents incorporated by reference in such documents before you decide to invest in any of these securities.
We or our selling security holders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe the terms of the plan of distribution and set forth the names of any underwriters, dealers or agents involved in the sale of the securities. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities sold by any selling security holder.
Our common shares of beneficial interest are listed on The Nasdaq Stock Market LLC, or Nasdaq, under the symbol “SVC.” If any other securities offered by this prospectus will be listed on a securities exchange, such listing will be described in the applicable prospectus supplement.
Investment in our securities involves risks, including those described under “Risk Factors” beginning on page 1 of this prospectus. You should carefully read and consider these risk factors and the risk factors included in the reports that we file under the Securities Exchange Act of 1934, as amended, in any prospectus supplement relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 19, 2024.

i

ABOUT THIS PROSPECTUS
References in this prospectus to “we,” “us,” “our” or “SVC” mean Service Properties Trust and its consolidated subsidiaries, unless the context otherwise requires. References in this prospectus to “Subsidiary Guarantors” means one or more of our wholly-owned subsidiaries that are listed as subsidiary guarantor registrants in the registration statement of which this prospectus forms a part.
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we or our selling security holders may, from time to time, offer, issue and sell any of the securities or any combination of the securities described in this prospectus in such amounts and on such terms as set forth in a prospectus supplement in one or more offerings.
This prospectus provides you with a general description of the securities that may be offered, which is not meant to be a complete description of each security. Each time we offer, issue or sell securities hereunder, or any selling security holder offers or sells securities hereunder, we or such selling security holder, as applicable, will provide a prospectus supplement that contains specific information about the amounts and terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference.” If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.
You should rely only on the information provided or incorporated by reference in this prospectus or any relevant prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling security holder will make an offer of the securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus and any relevant prospectus supplement, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any relevant prospectus supplement is accurate only as of the date of the documents containing the information.

ii

OUR COMPANY
We are a real estate investment trust, or REIT, organized under Maryland law, which invests in hotels and service-focused retail net lease properties. As of June 30, 2024, we owned 969 properties in 46 states, the District of Columbia, Canada and Puerto Rico.
Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and our telephone number is (617) 964-8389. Our website is www.svcreit.com. The content of our website, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference, as set forth under “Information Incorporated by Reference”), is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.
RISK FACTORS
Investing in our securities involves certain risks. You should carefully review the risk factors contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, or our Annual Report, any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K, which risk factors are incorporated by reference in this prospectus, the information contained under the heading “Warning Concerning Forward-Looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. If any such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.

WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that are incorporated herein by reference, contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements.
Forward-looking statements reflect our current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following:
•
The ability of Sonesta International Hotels Corporation, or Sonesta, to successfully operate the hotels it manages for us,

•
Our ability and the ability of our managers and tenants to operate under unfavorable market and commercial real estate industry conditions due to, among other things, high interest rates, prolonged high inflation, labor market challenges, supply chain disruptions, volatility in the public equity and debt markets, pandemics, geopolitical instability and tensions, economic downturns or a possible recession or changes in real estate utilization,

•
If and when business transient hotel business will return to historical levels and whether any improved hotel industry conditions will continue, increase or be sustained,

•
Whether and the extent to which our managers and tenants will pay the contractual amounts of returns, rents or other obligations due to us,

•
Competition within the commercial real estate, hotel, transportation and travel center and other industries in which our managers and tenants operate, particularly in those markets in which our properties are located,

•
Our ability to repay or refinance our debts as they mature or otherwise become due,

•
Our ability to maintain sufficient liquidity, including the availability of borrowings under our revolving credit facility, or credit agreement,

•
Our ability to pay interest on and principal of our debt,

•
Our ability to pay distributions to our shareholders and to increase or sustain the amount of such distributions,

•
Our ability to acquire properties that realize our targeted returns,

•
Our ability to sell properties at prices we target,

•
Our ability to raise or appropriately balance the use of debt or equity capital,

•
Potential defaults under our management agreements and leases by our managers and tenants,

•
Our ability to increase hotel room rates and rents at our net leased properties as our leases expire in excess of our operating expenses and to grow our business,

•
Our ability to increase and maintain hotel room and net lease property occupancy at our properties,

•
Our ability to make cost-effective improvements to our properties that enhance their appeal to hotel guests and net lease tenants,

•
Our ability to engage and retain qualified managers and tenants for our hotels and net lease properties on satisfactory terms,

•
Our ability to diversify our sources of rents and returns that improve the security of our cash flows,

•
Our credit ratings,

•
The ability of our manager, The RMR Group LLC, or RMR, to successfully manage us,

•
Actual and potential conflicts of interest with our related parties, including our Managing Trustees, Sonesta, RMR and others affiliated with them,

•
Our ability to realize benefits from the scale, geographic diversity, strategic locations and variety of service levels of our hotels,

•
Limitations imposed by, and our ability to satisfy, complex rules to maintain our qualification for taxation as a REIT for U.S. federal income tax purposes,

•
Compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters,

•
Acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change or other man-made or natural disasters beyond our control, and

•
Other matters.

These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in our periodic filings. The information contained elsewhere in this prospectus and in our Annual Report or in our other filings with the SEC, including under the caption “Risk Factors”, or incorporated herein or therein, identifies other important factors that could cause differences from our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon our forward-looking statements.
Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
STATEMENT CONCERNING LIMITED LIABILITY
The Amended and Restated Declaration of Trust establishing Service Properties Trust, dated August 21, 1995, as amended and supplemented, as filed with the State Department of Assessments and Taxation of Maryland, provides that no trustee, officer, shareholder, employee or agent of Service Properties Trust shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Service Properties Trust. All persons dealing with Service Properties Trust in any way shall look only to the assets of Service Properties Trust for the payment of any sum or the performance of any obligation.

USE OF PROCEEDS
Unless otherwise described in a prospectus supplement, we intend to use the net proceeds that we receive from the sale of any securities covered by this prospectus for general business purposes, which may include acquiring and investing in additional properties and the repayment of borrowings under our revolving credit facility or other debt. Until we apply the proceeds from a sale of securities covered by this prospectus to their stated purposes, we may invest those proceeds in short term investments, including repurchase agreements, some or all of which may not be investment grade.
Unless otherwise set forth in the applicable prospectus supplement, we will not receive any of the proceeds of the sale by any selling security holder of securities covered by this prospectus.
DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES
References in this “Description of Debt Securities and Related Guarantees” section to “we,” “us,” “our” or “SVC” mean Service Properties Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of some general terms and provisions of debt securities that we may offer by this prospectus and any guarantees of such debt securities by one or more of the Subsidiary Guarantors related thereto. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our Indenture dated February 3, 2016, as from time to time hereafter amended, supplemented or otherwise modified, or our 2016 Indenture, or the forms of indentures which are filed as exhibits to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any additional final indentures, and any supplemental indentures or officer’s certificates related to the particular series of debt securities issued and any related guarantees, with the SEC, and you should read those documents for further information about the terms and provisions of such debt securities and any related guarantees. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities and any related guarantees to be described in the applicable prospectus supplement. The applicable prospectus supplement may add to, update or change the terms of such debt securities or such guarantees from those described below.
The debt securities sold under this prospectus will be direct obligations of SVC and, unless otherwise stated in a prospectus supplement, will not be obligations of any of our subsidiaries. Such debt obligations may be secured or unsecured, may be senior or subordinated indebtedness and may be fully and unconditionally guaranteed on a joint and several basis by one or more of the Subsidiary Guarantors. Our debt securities and any related guarantees will be issued under one or more indentures between us and a trustee, including, if applicable, our 2016 Indenture. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The statements made in this prospectus relating to our 2016 Indenture and any future indentures and the debt securities and any related guarantees to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.
General
We may issue debt securities that rank “senior,” “senior subordinated” or “junior subordinated,” and which may be convertible into another security. The debt securities that we refer to as “senior” will be direct obligations of SVC and will rank equally and ratably in right of payment with our other indebtedness that is not subordinated, without giving effect to collateral arrangements. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with our other senior subordinated indebtedness, if any, without giving effect to collateral arrangements. We refer to these as “senior subordinated” securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be “junior subordinated” securities. We have filed with the registration statement, of which this prospectus is a part, three separate forms of indenture, one for the senior securities (including our 2016 Indenture), one for the senior subordinated securities and one for the junior subordinated securities.
We may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.
Our 2016 Indenture provides, and we anticipate that any indenture will provide, that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.
The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:
•
the title and series designation and whether they are senior securities, senior subordinated securities or junior subordinated securities;

•
the aggregate principal amount of the debt securities offered and any limit on the aggregate principal amount of that series that may be authenticated and delivered;

•
the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

•
if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

•
the stated maturity date;

•
any fixed or variable interest rate or rates per annum;

•
whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;

•
the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

•
the date from which interest may accrue and any interest payment dates and any related record dates;

•
the terms of any guarantee of the debt securities and the identity of any guarantor or guarantors of such debt securities;

•
any sinking fund requirements;

•
any provisions for redemption or repurchase, including the redemption or repurchase price;

•
whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;

•
whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

•
the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;

•
whether we will issue the debt securities in certificated or book-entry form;

•
whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof, or, if in bearer form, the denominations and terms and conditions relating thereto;

•
whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

•
any addition or change to the provisions relating to the defeasance or covenant defeasance provisions of, or the satisfaction and discharge of, the debt securities;

•
whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•
the subordination provisions, if any, relating to the debt securities;

•
if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

•
any restriction or condition on the transferability of debt securities;

•
any addition or change to the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

•
any addition or change to the provisions related to supplemental indentures both with and without the consent of the holders;

•
provisions, if any, granting special rights to holders upon the occurrence of specified events;

•
any addition or change to the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

•
any addition or change to the covenants set forth in the indenture, or described in this prospectus or any prospectus supplement with respect to such series of debt securities; and

•
any other terms of debt securities of such series (which terms will not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture, including those described in this prospectus or any prospectus supplement, with respect to such series).

We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the debt securities offered by such prospectus supplement.
We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as “original issue discount” securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax considerations applicable to original issue discount securities.
Except as may be described in any prospectus supplement, our 2016 Indenture does not, and any future indenture will not, contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.
Denominations, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, we will issue debt securities of any series that are registered securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, other than global securities, which may be of any denomination.
Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States or, in the case of global securities, in accordance with the procedures of the depositary for such securities.
If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:
•
to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

•
in any other lawful manner, all as the applicable indenture describes.

You may have your debt securities divided into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. We call this an “exchange.”
You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered holders is called the “registrar.” The registrar will also perform transfers.
You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.
Merger, Consolidation or Sale of Assets
We may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any other person (other than one of our direct or indirect wholly owned subsidiaries), and we may not permit any other person (other than one of our direct or indirect wholly owned subsidiaries) to consolidate with or merge into us, unless:
•
we are the surviving entity or, in case we consolidate with or merge into another person, the person formed by such consolidation or merger is, or in case we convey, transfer or lease all or substantially all of our properties and assets to any person, such acquiring person is, an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all applicable debt securities issued under the applicable indenture and the performance or observance of every covenant of the applicable indenture on our part to be performed or observed;

•
immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of us or any of our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, in each case under the applicable indenture, has happened and is continuing; and

•
we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable indenture provisions described in this paragraph and that all conditions precedent provided for in the applicable indenture relating to such transaction have been complied with.

Events of Default and Related Matters
Events of Default.   The term “event of default” for any series of debt securities means any of the following:
•
we do not pay the principal of or any premium on a debt security of that series when due;

•
we do not pay interest on a debt security of that series within 30 days after its due date;

•
we do not deposit any sinking fund payment for that series within 30 days after its due date;

•
we remain in breach of any other covenant of the applicable indenture (other than a covenant added to the indenture solely for the benefit of another series) for 60 days after we receive a notice of default specifying the breach and requiring that it be remedied. Only the trustee or holders of at least a majority in principal amount of outstanding debt securities of the affected series may send the notice;

•
we experience specified events of bankruptcy, insolvency or reorganization; or

•
any other event of default described in the applicable prospectus supplement occurs.

Remedies if an Event of Default Occurs.   If an event of default has occurred and has not been cured, the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately. If an event of default occurs because we experience specified events of bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated and become immediately due and payable, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.
Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity is provided, the holders of not less than a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the applicable indenture or debt securities issued under such indenture, the following must occur:
•
you must give the trustee written notice that an event of default has occurred and is continuing;

•
the holders of at least a majority in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

•
the trustee must have not taken action for 60 days after receipt of the notice, request and offer of indemnity and must have not received from the holders of a majority in principal amount of all outstanding debt securities of the relevant series other conflicting directions within such 60 day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security after its due date.
Every year we will furnish to the trustee a written statement by certain of our officers certifying that, to their best knowledge, we are in compliance with the applicable indenture and the debt securities, or else specifying any default.
Modification of an Indenture
There are three types of changes we can make to the indentures and our debt securities:
Changes Requiring Your Approval.   First, we cannot make certain changes to the indentures and our debt securities without the approval of each holder of debt securities affected by the change. The following is a list of those types of changes:
•
change the stated maturity of the principal of, or interest on, a debt security;

•
reduce the principal of, or the rate of interest on, a debt security;

•
reduce the amount of any premium due upon redemption;

•
reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

•
change the currency or place of payment on a debt security;

•
impair a holder’s right to sue for payment on or after the stated maturity of a debt security;

•
in the case of a subordinated debt security, modify the subordination provisions of such debt security in a manner that is adverse to the holders;

•
reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;

•
reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of an indenture or certain defaults and their consequences;

•
waive past defaults in the payment of principal of or premium, if any, or interest on the debt securities or in respect of any covenant or provision that cannot be modified or amended without the approval of each holder of the debt securities; or

•
modify any of the foregoing provisions.

Changes Requiring Majority Approval.   Second, certain changes require the approval of holders of not less than a majority in principal amount of the outstanding debt securities of the affected series. We require the same majority vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under “— Changes Requiring Your Approval” without the consent of each holder of debt securities affected by the waiver.
Changes Not Requiring Approval.   Third, certain changes do not require any approval of holders of debt securities. These include:
•
to evidence the assumption by a successor obligor of our obligations;

•
to add to our covenants for the benefit of holders of debt securities of all or any series or to surrender any right or power conferred upon us;

•
to add any additional events of default for the benefit of holders of all or any series of debt securities;

•
to add to or change any provisions necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•
to add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any debt security of any existing series of debt security entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such security outstanding;

•
to add guarantees of or to secure all or any series of the debt securities;

•
to establish the forms or terms of debt securities of any series;

•
to evidence and provide for the acceptance of appointment of a successor trustee;

•
to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be defective or inconsistent with any other provision contained therein or to conform the terms of the indenture that are applicable to a series of debt securities to the description of the terms of such debt securities in the offering memorandum, prospectus supplement or other offering document applicable to such debt securities at the time of initial sale thereof;

•
to permit or facilitate the defeasance or satisfaction and discharge of debt securities of any series; provided that such action does not adversely affect the interests of any holder of debt securities in any material respect;

•
to prohibit the authentication and delivery of additional series of debt securities;

•
to add to or change or eliminate any provision as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

•
to comply with the rules of any applicable depositary; or

•
to change anything that does not adversely affect the interests of the holders of debt securities of any series in any material respect.

Further Details Concerning Approval.   It is not necessary for holders to approve the particular form of any proposed supplemental indenture effecting any changes requiring approval, and the approval of holders of the substance thereof is sufficient. Debt securities are not considered outstanding, and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities are also not considered to be outstanding and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture if they have been fully defeased or discharged, as described below under “— Discharge, Defeasance and Covenant Defeasance — Discharge” or “— Full Defeasance.”
Discharge, Defeasance and Covenant Defeasance
Discharge.   We may discharge our obligations to holders of any series of debt securities that have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, by depositing or causing to be deposited with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities of such series, including any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to such stated maturity or redemption date, as applicable.
Full Defeasance.   We can, under particular circumstances, effect a full defeasance of any series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to pay those debt securities and deliver certain certificates and opinions to the trustee:
•
we must irrevocably deposit (or cause to be deposited), in trust, for the benefit of all direct holders of the debt securities of such series money or government obligations (or, in some circumstances, depository receipts representing such government obligations), or a combination thereof, that will provide funds in an amount sufficient to pay the debt securities of such series, including any premium and interest on the debt securities of such series at their stated maturity or applicable redemption date (a “government obligation” for these purposes means, with respect to any series of debt securities, securities that are not callable or redeemable at the option of the issuer thereof and are (1) direct obligations of the government that issued the currency in which such series is denominated (or, if such series is denominated in euros, the direct obligations of any government that is a member of the European Monetary Union) for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government); and

•
we must deliver to the trustee a legal opinion stating that the current U.S. federal income tax law has changed or an Internal Revenue Service, or IRS, ruling has been issued, in each case to the effect that holders of the outstanding debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such full defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such full defeasance had not occurred.

Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:
•
your right to receive payments from the trust when payments are due;

•
our obligations relating to registration and transfer of debt securities and lost or mutilated certificates; and

•
our obligations to maintain a payment office and to hold moneys for payment in trust.

Covenant Defeasance.   Under current U.S. federal income tax law, we can make the same type of deposit described above with respect to a series of debt securities and be released from the obligations imposed by most of the covenants with respect to such series and provisions of the applicable indenture with respect to such series, and we may omit to comply with those covenants and provisions without creating an event of default. This is called “covenant defeasance.”

If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities of such series would no longer apply:
•
most of the covenants applicable to such series of debt securities and any events of default for failure to comply with those covenants;

•
any subordination provisions; and

•
certain other events of default as set forth in any prospectus supplement.

Conversion and Exchange Rights
The terms and conditions, if any, upon which the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property will be set forth in the applicable prospectus supplement. Such terms will include whether the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property, the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, whether conversion or exchange will be at the option of the holders, the events requiring an adjustment of the conversion or exchange price, provisions affecting conversion or exchange in the event of the redemption of such debt securities and any restrictions on conversion or exchange, including restrictions directed at maintaining our qualification for taxation as a REIT under the Internal Revenue Code of 1986, as amended, or the Code.
Subordination
We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or junior subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:
•
the indebtedness ranking senior to the debt securities being offered;

•
the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•
the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

•
provisions requiring holders of the debt securities being offered and any related guarantees to remit payments to holders of senior indebtedness.

Guarantees
To the extent provided in the applicable supplement to this prospectus, the debt securities issued and sold pursuant to this prospectus may be fully, unconditionally and irrevocably guaranteed on a joint and several basis by one or more of the Subsidiary Guarantors. Any such guarantee may be issued on an unsecured, secured, unsubordinated, senior subordinated or junior subordinated basis as provided in the applicable prospectus supplement. Any such guarantee will be issued under a supplement to the applicable indenture. We will more fully describe the terms of any guarantee of any of our debt securities in the applicable prospectus supplement relating to those debt securities.
Global Debt Securities
We may issue the debt securities of a series in whole or in part in the form of one or more registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
•
by the depositary for such registered global security to its nominee;

•
by a nominee of the depositary to the depositary or another nominee of the depositary; or

•
by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:
•
ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•
upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•
any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•
ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security:
•
will not be entitled to have the debt securities represented by a registered global security registered in their names;

•
will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•
will not be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture.
We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under an indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor any trustee or any other agent of us or a trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
No registered global security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global security in whole or in part may be registered, in the name of any person other than the depositary for such registered global security, unless (1) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global security or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we fail to appoint an eligible successor depositary within 90 days, (2) an event of default shall have occurred and be continuing with respect to such debt securities, or (3) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.
We currently anticipate that certain registered global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct participants are on file with the SEC. The information in this paragraph concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.
We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We currently anticipate that we will deposit these bearer global securities with a common depositary for Euroclear Bank SA/NV and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.
Neither we nor any trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Governing Law
Our 2016 Indenture and any future indentures and our debt securities issued thereunder and any related guarantees are and will be governed by and construed in accordance with the laws of the State of New York.
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST
References in this “Description of Shares of Beneficial Interest” section to “we,” “us” or “our” mean Service Properties Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following description of the terms of our shares of beneficial interest is only a summary. For a complete description, please refer to our declaration of trust and bylaws, which have previously been filed with the SEC and are incorporated by reference into this prospectus, and this summary is qualified in its entirety thereby.
Our declaration of trust authorizes us to issue up to an aggregate of 300,000,000 shares of beneficial interest, of which 200,000,000 are currently designated as common shares of beneficial interest, $.01 par value per share, and 100,000,000 are currently designated as preferred shares of beneficial interest, without par value. As of August 16, 2024, we had 165,886,483 common shares issued and outstanding. As of August 16, 2024, 3,450,000 of our preferred shares were previously designated as 8 7∕8% Series B Cumulative Redeemable Preferred Shares, none of which are currently issued and outstanding, 13,800,000 of our preferred shares were previously designated as 7% Series C Cumulative Redeemable Preferred Shares, none of which are currently issued and outstanding, and 12,650,000 of our preferred shares were previously designated as 7 1∕8% Series D Cumulative Redeemable Preferred Shares, none of which are currently issued and outstanding.
Our declaration of trust contains a provision permitting our Board of Trustees, without any action by our shareholders, to amend our declaration of trust to increase or decrease the total number of shares of beneficial interest or the number of shares of any class or series that we have authority to issue. Our declaration of trust further authorizes our Board of Trustees to reclassify any unissued shares from time to time by setting the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of our shares of beneficial interest or any new class or series of shares created by our Board of Trustees. We believe that giving these powers to our Board of Trustees will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our Board of Trustees has no intention at the present time of doing so, it could authorize us to issue a class or series of shares of beneficial interest that could, depending upon the terms of the class or series, delay or prevent a change in control.
Common Shares
The following is a summary of some general terms and provisions of our common shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the description of the particular terms of common shares described in the applicable prospectus supplement.
Except as otherwise described in the applicable prospectus supplement, and subject to the preferential rights of any other class or series of shares then outstanding or which may be issued, and to the ownership restrictions described below, holders of our common shares are entitled:
•
to receive distributions on our common shares if, as and when authorized by our Board of Trustees and declared by us out of assets legally available for distribution (as determined by our Board of Trustees); and

•
to share ratably in our assets legally available for distribution to our shareholders (as determined by our Board of Trustees) in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. Holders of our common shares do not have cumulative voting rights in the election of Trustees.
Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights, or preemptive rights to subscribe for any of our securities.
We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the common shares offered by such prospectus supplement.
For additional information about our common shares, including the potential effects that provisions in our declaration of trust and bylaws may have in delaying or preventing a change in our control, see “Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws” below.
Preferred Shares
The following is a summary of the general terms and provisions of the preferred shares that we may offer by this prospectus. We may issue preferred shares in one or more classes or series; each class or series of preferred shares will have its own rights and preferences. We will describe in a prospectus supplement (1) the specific terms of the class or series of any preferred shares offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such preferred shares. Because this is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust, including any applicable articles supplementary, and bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the description of the particular terms of our securities described in the applicable prospectus supplement. The prospectus supplement may add to, update or change the terms of such securities from those described below.
General.   Our declaration of trust authorizes our Board of Trustees to determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any preferred shares.
The preferred shares will have the distribution, liquidation, redemption, voting and conversion rights described in this section unless we state otherwise in the applicable prospectus supplement. The liquidation preference is not indicative of the price at which the preferred shares will actually trade on or after the date of issuance. You should read the prospectus supplement relating to the particular class or series of the preferred shares for specific terms, including:
•
the distinctive designation of the applicable class or series of preferred shares and the number of shares that will constitute the class or series;

•
the initial offering price of such preferred shares;

•
relative ranking and preference of such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

•
the distribution rate or rates (or method of calculation) on that class or series, the distribution periods, the date(s) on which distributions will be payable and whether the distributions will be cumulative, noncumulative or partially cumulative, and, if cumulative, the dates from which the distributions will start to cumulate;

•
any redemption or sinking fund provisions of that class or series;

•
any voting rights;

•
any conversion or exchange provisions;

•
any other specific terms, preferences, rights, limitations or restrictions of such preferred shares;

•
any limitations on issuance of any class or series of preferred shares ranking senior to or on a parity with such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

•
any procedures for any auction and remarketing;

•
any listing of such preferred shares on any securities exchange; and

•
any limitations on record or beneficial ownership and restrictions on transfer, including those as may be appropriate to preserve our qualification for taxation as a REIT.

Holders of our preferred shares have no preemptive rights to subscribe for any of our securities.
We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the preferred shares offered by such prospectus supplement.
The issuance of preferred shares, the issuance of rights to purchase preferred shares or the possibility of the issuance of preferred shares or such rights could have the effect of delaying or preventing a change in our control. In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we have issued or may issue in the future.
For additional information about our preferred shares, including the potential effects that provisions in our declaration of trust and bylaws may have in delaying or preventing a change in our control, see “Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws” below.
As described under “Description of Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the class or series of the preferred shares issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.
Rank.   Unless our Board of Trustees otherwise determines and we so specify in the applicable prospectus supplement, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs, rank senior to all our common shares.
Distributions.   Holders of preferred shares of each class or series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our Board of Trustees. In the case of preferred shares represented by depositary receipts, the records of the depositary referred to under “Description of Depositary Shares” will determine the persons to whom distributions are payable.
We will not authorize or pay any distributions on a class or series of preferred shares or set aside funds for the payment of distributions if restricted or prohibited by law, or if the terms of any of our agreements, including agreements relating to our indebtedness or our other classes or series of preferred shares, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement. We are now, and may in the future become, a party to agreements which restrict or prevent the payment of distributions on, or the purchase or redemption of, our shares of beneficial interest, including preferred shares. These restrictions may be indirect, such as covenants which require us to maintain specified levels of net worth or assets.
Distributions on any class or series of preferred shares may be cumulative, noncumulative or partially cumulative, as specified in the applicable prospectus supplement. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our Board of Trustees fails to authorize a distribution that is noncumulative, the holders of the applicable class or series will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that class or series are declared payable in the future.
We refer to our common shares or other shares, now or hereafter issued, that rank junior to an applicable class or series of preferred shares with respect to distribution rights as junior shares. To the extent that the applicable class or series is entitled to a cumulative distribution, we may not declare or pay any distributions, or set aside any funds for the payment of distributions, on junior shares, or redeem or otherwise acquire junior shares, unless we also have declared and either paid or set aside for payment the full cumulative distributions on such class or series of preferred shares and on all our other class or series of preferred shares ranking senior to or on a parity with such class or series of preferred shares for all past distribution periods. The preceding sentence does not prohibit:
•
distributions payable in junior shares or options, warrants or rights to subscribe for or purchase junior shares;

•
conversions into or exchanges for junior shares;

•
pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion of, the outstanding preferred shares of such class or series and any other class or series of shares ranking on a parity with such class or series of preferred shares with respect to distribution rights and rights upon our liquidation, dissolution or winding up; or

•
our redemption, purchase or other acquisition of shares under incentive, benefit or share purchase plans for Trustees, officers or employees, or others performing or providing similar services, for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our declaration of trust or bylaws or our redemption or other acquisition of rights issued under any shareholder rights plan we may adopt.

To the extent an applicable class or series of preferred shares is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current distribution period, before making distributions on or acquiring junior shares.
Unless full cumulative distributions on a class or series of preferred shares have been or are contemporaneously declared and either paid or set aside for payment for all past distribution periods, no distributions (other than in junior shares) may be declared or paid or set aside for payment on any other class or series of preferred shares ranking on a parity with such class or series with respect to distribution rights. When distributions are not paid in full upon a class or series of preferred shares and any other class or series ranking on a parity with such class or series with respect to distribution rights, all distributions declared upon such class or series and any class or series ranking on a parity with such class or series with respect to distribution rights shall be allocated pro rata so that the amount of distributions declared per share on such class or series and such other shares shall in all cases bear to each other the same ratio that the accrued distributions per share on such class or series and such other shares bear to each other.
Unless otherwise specified in the applicable prospectus supplement, we will credit any distribution payment made on an applicable class or series, including any capital gain distribution, first against the earliest accrued but unpaid distribution due with respect to the class or series.
Redemption.   We may have the right or may be required to redeem one or more classes or series of preferred shares, in whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.
If a class or series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any class or series is payable only from the net proceeds of our issuance of shares of beneficial interest, the terms of the preferred shares may provide that, if no shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares will automatically and mandatorily be converted into shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement.
Liquidation Preference.   The applicable prospectus supplement will specify the liquidation preference of the applicable class or series. Upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution may be made to the holders of our common shares or any other shares of beneficial interest ranking junior in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, to the applicable class or series, the holders of that class or series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable class or series, accrued and unpaid distributions include only the then current distribution period. Unless otherwise specified in the applicable prospectus supplement, if liquidating distributions have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of beneficial interest ranking junior to the preferred shares upon liquidation, according to their rights and preferences and in each case according to their number of shares.
If, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that class or series and the corresponding amounts payable on all equally ranking shares of beneficial interest upon any liquidation, dissolution or winding up of our affairs, then the holders of that class or series and all other equally ranking shares of beneficial interest shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.
Unless otherwise specified in the applicable prospectus supplement, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of a class or series of preferred shares will have no right or claim to any of our remaining assets. Neither the sale, lease, transfer or conveyance of all or substantially all of our property or business, nor the merger or consolidation of us into or with any other entity or the merger or consolidation of any other entity into or with us or a statutory share exchange by us, shall be deemed to constitute the dissolution, liquidation or winding up of our affairs. In determining whether a distribution (other than upon voluntary or involuntary dissolution), by dividend, redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of a class or series of preferred shares will not be added to our total liabilities.
Voting Rights.   Holders of our preferred shares will not have any voting rights, except as described below or as otherwise from time to time specified in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, holders of our preferred shares (voting separately as a single class, together with all other classes or series of preferred shares with similar voting rights) will be entitled to elect two additional Trustees to our Board of Trustees at our next annual meeting of shareholders and at each subsequent annual meeting if at any time distributions on the applicable class or series are in arrears for six consecutive quarterly periods. If the applicable class or series has a cumulative distribution, the right to elect additional Trustees described in the preceding sentence shall remain in effect until we declare and pay or set aside for payment all distributions accrued and unpaid on the applicable class or series. If the applicable class or series does not have a cumulative distribution, the right to elect additional Trustees described above shall remain in effect until we declare and pay or set aside for payment distributions accrued and unpaid on four consecutive quarterly periods on the applicable class or series. In the event the preferred shareholders are so entitled to elect Trustees, the entire Board of Trustees will be increased by two Trustees.
Unless otherwise provided for in an applicable class or series, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of a majority of the shares of each affected class or series of preferred shares outstanding at that time:
•
authorize, create or increase the authorized or issued amount of any class or series of shares of beneficial interest ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights;

•
reclassify any authorized shares of beneficial interest into a class or series of shares of beneficial interest ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights;

•
create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of beneficial interest ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights; and

•
amend, alter or repeal the provisions of our declaration of trust or any articles supplementary relating to that class or series of preferred shares, whether by merger, consolidation or otherwise, in a manner that materially and adversely affects the class or series of preferred shares.

The authorization, creation or increase of the authorized or issued amount of any class or series of shares of beneficial interest ranking on parity or junior to a class or series of preferred shares with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that class or series. Further, with respect to any merger, consolidation or similar event, so long as a class or series of preferred shares remains outstanding with the terms thereof materially unchanged or the holders of shares of that class or series receive shares of the successor with substantially identical rights, taking into account that, upon the occurrence of such event, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect that class or series.
The foregoing voting provisions will not apply if all of the outstanding shares of the class or series of preferred shares with the right to vote have been redeemed or called for redemption and sufficient funds have been deposited in trust for the redemption either at or prior to the act triggering these voting rights.
As more fully described under “Description of Depositary Shares” below, if we elect to issue depositary shares, each representing a fraction of a preferred share of a class or series, each depositary share will in effect be entitled to a fraction of a vote.
Conversion and Exchange Rights.   We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert or exchange preferred shares of any class or series into common shares or any other class or series of shares of beneficial interest or debt securities or other property. The terms will include the number of common shares or other securities or property into which the preferred shares are convertible or exchangeable, the conversion or exchange price (or the manner of determining it), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of the class or series or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange upon the redemption of shares of the class or series.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Equiniti Trust Company. The transfer agent and registrar for each class or series of preferred shares that may be issued and sold pursuant to this prospectus will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES
General
References in this “Description of Depositary Shares” section to “we,” “us” or “our” mean Service Properties Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of the general terms and provisions of the depositary shares that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of deposit agreement and depositary receipts, which will be filed as exhibits to the registration statement of which this prospectus is a part prior to an offering of depositary shares. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. We will describe in a prospectus supplement (1) the specific terms of the depositary shares offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such depositary shares. The applicable prospectus supplement also may add to, update or change the terms of such securities from those described below.
We may, at our option, elect to offer fractional interests in preferred shares, rather than whole preferred shares. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each class or series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.
Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.
We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the depositary shares offered by such prospectus supplement.
Distributions
The depositary will be required to distribute all cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares, in proportion to the number of depositary receipts owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the distribution paid on the applicable preferred shares.
If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.
Withdrawal of Preferred Shares
You may receive the number of whole preferred shares and any money or other property represented by your depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial preferred shares will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.
Redemption of Depositary Shares
If we redeem a class or series of the preferred shares underlying the depositary shares, the depositary will redeem those depositary shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares being redeemed at their addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the class or series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.
Voting of the Preferred Shares
Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, which will be the same date as the record date for voting preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder’s depositary shares. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary’s gross negligence or willful misconduct.
Liquidation Preference
Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as described in the applicable prospectus supplement.
Conversion or Exchange of Preferred Shares
The depositary shares will not themselves be convertible into or exchangeable for common shares, preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion or exchange of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.
Amendment and Termination of a Deposit Agreement
We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.
Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if (1) the termination is necessary to preserve our qualification for taxation as a REIT or (2) a majority of each class or series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:
•
all depositary shares have been redeemed;

•
there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares representing the preferred shares; or

•
each related preferred share shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.
Resignation and Removal of Depositary
A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.
Miscellaneous
The depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of depositary receipts upon reasonable notice.
Neither we nor the depositary will be liable if the depositary is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and the depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.
If the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS
References in this “Description of Warrants” section to “we,” “us” or “our” mean Service Properties Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of the general terms and provisions of the warrants that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of warrants and the warrant agreement which will be filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. We will describe in a prospectus supplement (1) the specific terms of the warrants offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such warrants. The applicable prospectus supplement also may add to, update or change the terms of such securities from those described below.
We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred shares, depositary shares or common shares. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.
In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:
•
the offering price;

•
the currencies in which such warrants are being offered;

•
the number of warrants offered;

•
the securities underlying the warrants;

•
the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•
the date on which the warrants will expire;

•
the rights, if any, we have to redeem the warrants;

•
the name of the warrant agent; and

•
the other terms of the warrants.

We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the warrants offered by such prospectus supplement.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW
AND OF OUR DECLARATION OF TRUST AND BYLAWS
We are organized as a Maryland REIT. The following is a summary of our declaration of trust and bylaws and material provisions of Maryland law applicable to Maryland REITs, or the Maryland REIT Law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which are filed with the SEC, or refer to the provisions of the Maryland REIT Law.
Restrictions on Transfer and Ownership of Shares
Our declaration of trust and bylaws restrict the amount of shares that shareholders may transfer or own under certain circumstances.
REIT Ownership Limitation.   Our declaration of trust provides that our Board of Trustees has the power to refuse to permit a transfer of shares if it determines such transfer would jeopardize our qualification for taxation as a REIT under the Code. In connection with the foregoing, if our Board of Trustees shall, at any time, be of the opinion that (1) direct or indirect ownership (as defined in our declaration of trust) of shares representing more than 9.8% of the number, value or voting power of the total of our outstanding shares has or may become concentrated in the hands of one beneficial owner, other than RMR and certain other specified excepted persons, (2) our shares would be owned by fewer than 100 persons, or (3) we would be ‘closely held’ under Section 856(h) of the Code, our Board of Trustees shall have the power and right to (a) refuse to transfer or issue such excess shares to any person whose acquisition of such shares would, in the opinion of our Board of Trustees, result in the direct or indirect beneficial ownership of such excess shares by a person other than an excepted person and (b) to treat such excess shares as having been transferred to a trustee, as described more fully below, and the purported transfer to the proposed transferee shall be void ab initio, and such intended transferee deemed never to have had an interest in the shares.
Our bylaws provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number, whichever is more restrictive, of any class or series of our outstanding shares, or 9.8% in value or in number, whichever is more restrictive, of our outstanding common shares. Our bylaws also prohibit any person from beneficially or constructively owning our shares if that ownership would result in us being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify for taxation as a REIT. Any transfer of shares which results in our shares being owned by fewer than 100 persons will be void ab initio and the proposed transferee shall acquire no rights in such shares.
Our Board of Trustees, in its sole discretion, may exempt a person from the share ownership limitation if it determines, in its discretion, that: (1) the ownership of shares by such person would not result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify for taxation as a REIT; (2) such person does not and will not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity owned or controlled by us) that would cause us to own, actually or constructively, more than a 9.8% interest in the tenant; (3) the ownership of shares in excess of the ownership limit pursuant to the exception requested would not cause a default under the terms of any contract to which we or any of our subsidiaries are party or reasonably expect to become a party; and (4) the ownership of shares in excess of the ownership limit is in our best interest. In connection with any requested exemption, our Board of Trustees may require such rulings from the IRS or opinions of counsel as it deems necessary or advisable in order to determine or ensure our qualification for taxation as a REIT and such representations, undertakings and agreements it determines to be necessary in order for it to make the foregoing determinations.
In determining whether to grant an exemption, our Board of Trustees may consider, among other factors, the following:
•
the general reputation and moral character of the person requesting an exemption;

•
whether the person’s ownership of shares would be direct or through ownership attribution;

•
whether the person’s ownership of shares would interfere with the conduct of our business, including, without limitation, our ability to acquire additional properties or additional investments in issuers currently invested in by us or other issuers;

•
whether granting an exemption would adversely affect any of our existing contractual arrangements;

•
whether the person requesting an exemption has been approved as an owner by all regulatory or other governmental authorities that have jurisdiction over us; and

•
whether the person requesting an exemption is attempting a change in control or to affect our policies in a way in which the Board of Trustees, in its discretion, considers adverse to our or our shareholders’ best interests.

If a person attempts a transfer of our shares in violation of the ownership limitations described above, then the Board of Trustees is authorized and empowered to deem that number of shares which would cause the violation (a) to be automatically transferred to a charitable trust for the exclusive benefit of one or more charitable beneficiaries designated by us or (b) to the fullest extent provided by law, to be void ab initio. A transfer to the charitable trust will be deemed to be effective on the business day prior to the date of the purported transfer, or at such other time determined by our Board of Trustees. The prohibited owner will not acquire any rights in these excess shares (except to the extent provided below upon sale of the shares), will not benefit economically from ownership of any excess shares, will have no rights to distributions, will not possess any rights to vote and, to the extent permitted by law, will have no claim, cause of action or other recourse against the purported transferor of such shares. Subject to Maryland law, the trustee of the charitable trust will have the authority to rescind as void any vote cast by the prohibited owner prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible action, then the trustee will not have the authority to rescind and recast the vote. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust for the charitable beneficiary will be paid by the recipient to the trustee. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary.
Unless otherwise directed by the Board of Trustees, within 20 days after receiving notice from us that our shares have been transferred to a charitable trust, or as soon thereafter as is practicable, the trustee will sell the shares and related rights held in the charitable trust to a person designated by the trustee whose ownership of the shares will not violate the ownership limitations set forth in our bylaws. Upon this sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:
•
the prohibited owner will receive the lesser of:

(1)
the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust, for example, in the case of a gift, devise or other similar transaction, the market price (as defined in our bylaws) of the shares on the day of the event causing the shares to be transferred to the charitable trust, less our and the charitable trustee’s costs, expenses and compensation described below; and

(2)
the price received by the trustee from the sale of the shares held in the charitable trust; and

•
any proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary, less the costs, expenses and compensation of the charitable trust and trustee.

If such shares are sold by a prohibited owner, then:
•
those shares will be deemed to have been sold on behalf of the charitable trust; and

•
to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by the trustee, the prohibited owner must pay the excess to the trustee upon demand.

Also, shares held in the charitable trust will be deemed to be offered for sale to us, or our designee, at a price per share equal to the lesser of:
•
the price that was paid for the shares by the proposed transferee; and

•
the market price of the shares on the date we or our designee accepts the trustee’s offer to sell.

In either of the above cases, the price per share will be less our and the charitable trustee’s costs, expenses and compensation described below.
We will have the right to accept the offer for a period of 90 days following the receipt by us of notice of the event that has caused the shares to be transferred. The net proceeds of the sale to us will be distributed to the prohibited owner pursuant to our declaration of trust.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of any shares that will or may violate the foregoing share ownership limitations, or any person who would have owned shares that resulted in a transfer to a charitable trust, is required to immediately give written notice to us of such event, or in the case of such a proposed or attempted transaction, give at least 15 days’ prior written notice, and to provide to us such other information as we may request.
Every owner of 5% or more of any class or series of our shares is required to give written notice to us within 30 days after the end of each taxable year, and also within three business days after we so request, stating the name and address of the owner, the number of shares of each class and series of our shares which the owner beneficially owns and a description of the manner in which those shares are held. Any such owner who holds our shares as nominee for another person who is required to include distributions on our shares in his or her gross income (the actual owner) is required to give written notice to us stating the name and address of the actual owner and the number of each class and series of our shares of the actual owner with respect to whom the holder of our shares is nominee. Each such shareholder and each such actual owner is required to provide us with any additional information that we may request in order to determine our qualification for taxation as a REIT, to determine our compliance with other applicable laws or requirements of any governmental authority or to ensure compliance with the foregoing share ownership limitations. In addition, each beneficial and constructive shareholder (and each person holding our shares on behalf of such shareholder) is required to provide us with such information as we may request, in good faith, in order to determine our qualification for taxation as a REIT, to determine our compliance with other applicable laws or requirements of any governmental authority and compliance with such share ownership limitations.
Our bylaws provide that the trustee of the charitable trust is entitled to reasonable compensation, as approved by our Board of Trustees, and is entitled to be indemnified for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our bylaws. Any such compensation, costs and expenses may be funded from the charitable trust or by us and, if funded by us, we are entitled to reimbursement on a first priority basis from the charitable trust.
We are also entitled, without limiting a shareholder’s other obligations under our declaration of trust and bylaws, to collect from the charitable trust our costs and expenses incurred in the process of enforcing the ownership limitations contained in our bylaws.
Net Operating Loss Ownership Limitation.   Subject to various exceptions, including with respect to shareholders who held in excess of 5% of our shares outstanding prior to June 14, 2024, our bylaws generally provide that transfers of our shares (and certain other securities) to a person, entity or group which owns or would own as a result of such transfer 5% or more of our outstanding shares are void as to the transferee, and any shares relating to the attempted transfer would be subject to transfer to a charitable trust in the manner described above. Our Board of Trustees or an authorized committee may approve transfers otherwise prohibited by these bylaw provisions.
The REIT and net operating loss restrictions described above will not preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated interdealer quotation system; however, the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction will be subject to all of the provisions and limitations described above.
All certificates evidencing our shares and any share statements for our uncertificated shares may bear legends referring to the foregoing restrictions.
The REIT restrictions on transfer and ownership in our declaration of trust and bylaws are intended to assist with our compliance with the requirements for qualification for taxation as a REIT under the Code and otherwise to promote our orderly governance. The net operating loss restrictions in our bylaws are intended to preserve our ability to use our net operating losses and other tax benefits to reduce our future taxable income.
Trustees
Our declaration of trust and bylaws provide for a Board of Trustees of five members and that our Board of Trustees may change the number of Trustees. As of the date of this prospectus, our Board of Trustees consists of eight Trustees.
Pursuant to our declaration of trust and bylaws, each member of our Board of Trustees is elected by our shareholders to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified.
There is no cumulative voting in the election of Trustees. Except as may be mandated by any applicable law or the listing requirements of the principal exchange on which our common shares are listed, and subject to the voting rights of any class or series of our shares of beneficial interest which may be hereafter created, the election of a Trustee in an uncontested election, which is an election in which the number of nominees for election equals (or is less than) the number to be elected at the meeting, shall be by the affirmative vote of holders of shares of beneficial interest representing a majority of the total number of votes cast and the election of a Trustee in a contested election shall be by a plurality of the votes cast by holders of shares of beneficial interest then outstanding and entitled to vote thereon.
In case of failure to elect Trustees at an annual meeting of shareholders, the incumbent Trustees will hold over and continue to direct the management of our business and affairs until they resign or their successors are elected and qualify. Any vacancy on our Board of Trustees may be filled only by a majority of the remaining Trustees, even if the remaining Trustees do not constitute a quorum, for the remaining term of the class in which the vacancy exists and until a successor is elected and qualifies.
Our declaration of trust and bylaws provide that a Trustee may be removed only for cause by the affirmative vote either of all the remaining Trustees or of the holders of not less than two-thirds of our common shares then outstanding and entitled to vote generally in the election of Trustees. These provisions preclude shareholders from removing our incumbent Trustees unless they can obtain the requisite affirmative vote of shares. Any shareholders proposing to remove one or more Trustees must meet all of the requirements in our bylaws for a nomination of a Trustee at an annual meeting of shareholders or a proposal of other business at a meeting of shareholders, as described below under “— Advance Notice of Trustee Nominations and New Business.”
Under our bylaws, a Trustee must be at least 21 years of age, not under legal disability, have substantial expertise or experience relevant to our business (as determined by our Board of Trustees), not have been convicted of a felony and meet the qualifications of an Independent Trustee or a Managing Trustee. An “Independent Trustee” is one who is not an employee of our Advisor (as defined in our declaration of trust), who is not involved in our day to day activities, who meets the qualifications of an independent trustee under our declaration of trust and who meets the qualifications of an independent director under the applicable rules of the principal securities exchange on which our common shares are listed for trading and the SEC, as those requirements may be amended from time to time. A “Managing Trustee” is one who has been an employee, officer or director of our Advisor or involved in our day to day activities for at least one year prior to his or her election. A majority of the Trustees holding office shall at all times be Independent Trustees, except for temporary periods due to vacancies. If the number of Trustees, at any time, is set at less than five, at least one Trustee will be a Managing Trustee. So long as the number of Trustees shall be five or greater, at least two Trustees will be Managing Trustees.
Advance Notice of Trustee Nominations and New Business; Procedures of Special Meetings of Shareholders
Annual Meetings of Shareholders.   Our bylaws provide that nominations of individuals for election to our Board of Trustees and proposals of other business to be considered at an annual meeting of shareholders may be made (1) in our notice of the meeting by or at the direction of our Board of Trustees or otherwise properly brought before the meeting by or at the direction of our Board of Trustees, or (2) by a shareholder who is entitled to vote at the meeting, is entitled to make nominations or proposals and has complied with the advance notice procedures or the proxy access procedures set forth in our bylaws.
Under our bylaws, a shareholder’s written notice of nominations of individuals (outside of the proxy access procedures as described below) for election to our Board of Trustees or proposal of other business to be considered at an annual meeting of shareholders must be delivered to our Secretary at our principal executive offices not later than 5:00 p.m. (Eastern Time) on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or later than the first anniversary of the date of the preceding year’s annual meeting, the notice must be delivered by not later than 5:00 p.m. (Eastern Time) on the 10th day following the earlier of the day on which (1) notice of the date of the annual meeting is mailed or otherwise made available or (2) public announcement of the date of the annual meeting is first made by us. Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, commences a new time period (or extends any time period) for the giving of a shareholder’s notice.
Our bylaws set forth procedures for submission of nominations of individuals (outside of the proxy access procedures as described below) for election to our Board of Trustees and other proposals by our shareholders for consideration at an annual meeting of shareholders, including, among other things:
•
requiring that any one or more shareholders wishing to make a nomination or proposal of other business have continuously owned our shares of beneficial interest entitled to vote in the election of Trustees or propose other business for at least three years as of the date of the giving of the notice of the proposed nomination or proposal of other business, the record date for determining the shareholders entitled to vote at the meeting and the time of the annual meeting, with the aggregate shares owned by such shareholder(s) as of each such date during such three year period representing at least 1% of our shares of beneficial interest, that the shareholder(s) hold a certificate evidencing the aggregate number of shares of beneficial interest owned at the time of submitting a notice as of each such date, and that the shareholder(s) submit the proposal to our Secretary in accordance with the requirements of our bylaws;

•
providing that the advance notice provisions in our bylaws are the exclusive means for shareholders to make nominations or propose business for consideration at an annual meeting of our shareholders, except as provided under the proxy access provisions of our bylaws, or our proxy access provisions, or to the extent of matters which are required to be presented to our shareholders by applicable law, which have been properly presented in accordance with the requirements of such law;

•
requiring certain information and documentation be provided, and compliance with requirements of Rule 14a-19 of the Exchange Act, regarding any proposed nominee for election to our Board of Trustees by the proposing shareholder(s);

•
requiring certain information be provided with respect to any business other than the election of Trustees that the shareholder(s) propose(s) to bring before a meeting of our shareholders;

•
requiring certain information and documentation be provided as to the proposing shareholder(s) and certain of its (their) affiliates; and

•
providing that the proposing shareholder(s) is (are) responsible for ensuring compliance with the advance notice provisions and that neither we, our Board of Trustees, any committee of our Board of Trustees nor any of our officers has any duty to request clarification or updating information or to inform the proposing shareholder(s) of any defect in the notice of the proposing shareholder(s).

Special Meetings of Shareholders.   With respect to special meetings of shareholders, our bylaws provide that only business brought before the meeting pursuant to our notice of the meeting by or at the direction of our Board of Trustees or otherwise properly brought before the meeting by or at the direction of our Board of Trustees may be considered at such meeting. Nominations of individuals for election to our Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected pursuant to our notice of meeting, by or at the direction of our Board of Trustees or, provided that our Board of Trustees has determined that Trustees will be elected at such special meeting, by a shareholder who is a shareholder of record both at the time of giving of the notice provided for in our bylaws through and including the time of the special meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws. Under our bylaws, if we call a special meeting of shareholders for the purpose of electing one or more Trustees, any one or more shareholders may nominate an individual or individuals (as the case may be) for election to our Board of Trustees if the shareholder(s) satisfies the ownership, holding and certificate requirements required by our bylaws, as described above, for submitting nominations for consideration at an annual meeting of shareholders. To be timely, a shareholder’s notice must be delivered not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (1) the 120th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting. Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a shareholder’s notice.
Proxy Access Nominations
Our bylaws contain proxy access provisions which permit any shareholder or group of up to 20 shareholders owning at least 3% of our outstanding shares of beneficial interest continuously for at least three years to nominate and include up to a specified number of Trustee nominees in our proxy materials for an annual meeting of shareholders. The maximum number of shareholder nominees permitted under these proxy access provisions shall not exceed the greater of two or 20% of the total number of Trustees in office as of the last day on which a shareholder nomination may be delivered; provided, however, that if we have a classified Board of Trustees and the size of our Board of Trustees is less than nine Trustees, the permitted number of shareholder nominees shall be reduced so that it does not exceed one-half of the number of Trustees to be elected at the meeting rounded down to the nearest whole number (but not lowered as a result of this proviso to less than one).
Under our proxy access provisions, a shareholder’s written notice of nominations of individuals for election to our Board of Trustees to be included in our proxy statement for an annual meeting must be delivered to our Secretary at our principal executive offices not less than 120 days nor earlier than 150 days prior to the anniversary of the date of the proxy statement for the immediately preceding annual meeting of shareholders. Neither the postponement or adjournment of an annual meeting, nor the public disclosure of such postponement or adjournment, commences a new time period (or extends any time period) for the giving of a shareholder’s written notice.
The proxy access provisions in our bylaws set forth procedures for submission of nominations of individuals for election to our Board of Trustees to be included in our proxy statement for an annual meeting, including, among other things:
•
requiring that any shareholder or group of up to 20 shareholders wishing to make a nomination (i) have continuously owned a number of our shares of beneficial interest that represents at least 3% of our outstanding shares of beneficial interest for at least three years, (ii) continue to own the requisite shares through the date of the annual meeting and (iii) meet all other requirements of our proxy access provisions;

•
requiring certain information and documentation be provided regarding any proposed nominee for election to our Board of Trustees by the nominating shareholder(s);

•
requiring certain information, documentation, representations and undertakings be provided as to and/or by the nominating shareholder(s), including that the nominating shareholder(s) did not acquire and is (are) not holding any of our shares or other securities for the purpose or with the intent to change or influence control of us;

•
providing that the nominating shareholder(s) is (are) responsible for ensuring compliance with our proxy access provisions; and

•
providing that, other than pursuant to Rule 14a-19 of the Exchange Act, our proxy access provisions provide the exclusive method for a shareholder to include nominees for election to our Board of Trustees in our proxy materials.

Any shareholder nominee who is included in our proxy materials for a particular meeting but either (i) subsequently withdraws from or becomes ineligible or unavailable for election at such meeting or (ii) does not receive at least 20% of the votes cast in favor of such shareholder nominee’s election, will be ineligible for nomination under the proxy access provisions in our bylaws for the next two annual meetings. Such ineligibility under such proxy access provisions will not prevent any shareholder from otherwise nominating any person to our Board of Trustees pursuant to and in accordance with the advance notice provisions of our bylaws.
Meetings of Shareholders; Voting by Shareholders
Under our declaration of trust, our annual meetings of shareholders will be held within six months after the end of the fiscal year. Meetings of our shareholders, including the annual meeting and any special meetings, may be called only by our Board of Trustees, provided that, if there are no Trustees, our officers shall call a special meeting of the shareholders for the purpose of electing Trustees.
Whenever shareholders are required or permitted to take any action by a vote, the action may only be taken by a vote at a shareholders meeting. Under our declaration of trust and bylaws, shareholders do not have the right to take any action by written consent. With respect to matters brought before a meeting of shareholders other than the election of Trustees, except where a different voting standard is required by any applicable law, the listing requirements of the principal securities exchange on which our common shares are listed or a specific provision of our declaration of trust, our bylaws provide that the vote required for approval shall be the affirmative vote of a majority of the total number of votes cast.
Liability and Indemnification of Trustees and Officers
The Maryland REIT Law permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the REIT and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. Our declaration of trust contains a provision which eliminates the liability of our Trustees and officers to the maximum extent permitted by Maryland law.
The Maryland REIT Law also permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law, or the MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:

•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

Our declaration of trust requires us, to the maximum extent permitted by Maryland law, in effect from time to time, to indemnify (1) our Trustees and officers, whether serving us or at our request any other entity, or (2) other employees and agents to such extent as shall be authorized by our Trustees or our bylaws. Our declaration of trust also requires us to advance expenses to our Trustees and officers under the procedures therein and to the full extent permitted by law.
We have also entered into indemnification agreements with our Trustees and officers providing for procedures for indemnification by us to the maximum extent permitted by Maryland law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us. We also maintain directors’ and officers’ liability insurance for our Trustees and officers.
The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.
Shareholder Liability
Under the Maryland REIT Law, a shareholder is generally not personally liable for the obligations of a REIT formed under Maryland law solely as a result of his or her status as a shareholder. Our declaration of trust provides that no shareholder will be liable for any debt, claim, demand, judgment, decree, liability or obligation of any kind by reason of being a shareholder. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. We have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.
Our declaration of trust and bylaws provide that, to the fullest extent permitted by law, any shareholder who violates the declaration of trust or bylaws will indemnify us and hold us harmless from and against all costs, expenses, penalties, fines and other amounts, including attorneys’ and other professional fees, arising from the shareholder’s violation, together with interest on such amounts. Our bylaws further provide that matters for which a shareholder is liable and obligated to indemnify and hold us harmless include any breach or failure to fully comply with any covenant, condition or provision of our declaration of trust or bylaws, including the advance notice provisions pertaining to shareholder nominations and other proposals, and these provisions of our declaration of trust and bylaws apply to derivative actions brought against us in which the shareholder is not the prevailing party.
Forum for Certain Disputes
Our bylaws provide that, other than any action arising under the Securities Act, the Circuit Court for Baltimore City, Maryland, or the Circuit Court, is the sole and exclusive forum for: (1) any Internal Corporate Claim (as defined in the MGCL); (2) any derivative action or proceeding brought on behalf of us; (3) any action asserting a claim for breach of a fiduciary duty owed by any Trustee, officer, manager, agent, or employee of us to us or our shareholders; (4) any action asserting a claim against us or any of our Trustees, officers, manager, agents or employees arising pursuant to Maryland law, any provisions of the Maryland REIT Law, any applicable provisions of the MGCL, our declaration of trust or our bylaws brought by or on behalf of a shareholder either on such shareholder’s behalf, on our behalf, or on behalf of any series or class of shares or shareholders, including claims relating to the meaning, interpretation, effect, validity, performance or enforcement of our declaration of trust or our bylaws; or (5) any action asserting a claim against us or any of our Trustees, officers, manager, agents or employees that is governed by the internal affairs doctrine of the State of Maryland. Such exclusive forum provision of our bylaws does not apply to any action for which the Circuit Court does not have jurisdiction or establish exclusive jurisdiction in the Circuit Court for claims that arise under the Securities Act, the Exchange Act or other federal securities laws if there is exclusive or concurrent jurisdiction in the federal courts.

Our bylaws also provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America are the sole and exclusive forum for any claim arising under the Securities Act, and in certain circumstances, the circuit courts of the State of Maryland are the sole and exclusive state court forum for any such claim. The exclusive forum provisions of our bylaws may limit the ability of our shareholders to pursue litigation against us, or our Trustees, officers, manager, agents or employees in courts that such shareholders consider favorable, which may discourage them from bringing such litigation.
Transactions with Affiliates
Our declaration of trust allows us to enter into contracts and transactions of any kind with any person, including any of our Trustees, officers, employees or agents or any person affiliated with them. Other than general legal principles applicable to self-dealing by Trustees and interested Trustee transactions, there are no prohibitions in our declaration of trust or bylaws which would prohibit dealings between us and our affiliates.
Regulatory Compliance and Disclosure
Our bylaws provide that any shareholder who, by virtue of such shareholder’s ownership of our shares of beneficial interest or actions taken by the shareholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries shall promptly take all actions necessary and fully cooperate with us to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of us or any of our subsidiaries. If the shareholder fails or is otherwise unable to promptly take such actions so as to cause satisfaction of such requirements or regulations, such shareholder shall promptly divest a sufficient number of our shares necessary to cause the application of such requirement or regulation to not apply to us or any of our subsidiaries. If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of our shares by not later than the 10th day after triggering such requirement or regulation referred to in the bylaws, then any of our shares beneficially owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in our bylaws. Also, our bylaws provide that if the shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such 10 day period, we may take all other actions which our Board of Trustees deems appropriate to require compliance or to preserve the value of our assets, and we may charge the offending shareholder for our costs and expenses as well as any damages which may result.
Our bylaws also provide that if a shareholder, by virtue of such shareholder’s ownership of our shares of beneficial interest or its receipt or exercise of proxies to vote shares owned by other shareholders, would not be permitted to vote such shareholder’s shares or proxies for such shares in excess of a certain amount pursuant to applicable law but our Board of Trustees determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such shareholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by the Advisor (as defined in our declaration of trust) or another person designated by our Board of Trustees, in proportion to the total shares otherwise voted on such matter.
Business Combinations
The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to REITs formed under Maryland law like us. Under the MGCL, business combinations such as mergers, consolidations, share exchanges, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities between a REIT formed under Maryland law and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Under the MGCL the following persons are deemed to be interested shareholders:
•
any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the REIT’s outstanding voting shares; or

•
an affiliate or associate of the REIT who, at any time within the two year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of the REIT.

After the five year prohibition period has ended, a business combination between a REIT and an interested shareholder generally must be recommended by the board of trustees of the REIT and must receive the following shareholder approvals:
•
the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of the REIT; and

•
the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of voting shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

The shareholder approvals discussed above are not required if the REIT’s shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.
The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our Board of Trustees prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of trustees approves in advance the transaction by which that shareholder otherwise would have become an interested shareholder. The board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board of trustees. Our declaration of trust provides that we have elected not to be governed by these provisions of the MGCL.
Control Share Acquisitions
The MGCL contains a provision which regulates control share acquisitions. This provision applies to REITs formed under Maryland law like us. The MGCL provides that control shares of a REIT formed under Maryland law acquired in a control share acquisition have no voting rights except to the extent that the acquisition is approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust. Control shares are voting shares, which, if aggregated with all other shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:
•
one-tenth or more but less than one-third;

•
one-third or more but less than a majority; or

•
a majority or more of all voting power.

An acquiror must obtain the necessary shareholder approval each time it acquires control shares in an amount sufficient to cross one of the thresholds noted above.
Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the REIT. The MGCL provides for certain exceptions from the definition of control share acquisition.
A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay the expenses of the meeting, may compel the board of trustees of the REIT to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the REIT may itself present the matter at any shareholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the REIT may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the REIT to redeem control shares is subject to conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute of the MGCL does not apply to the following:
•
shares acquired in a merger, consolidation or share exchange if the REIT is a party to the transaction; or

•
acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the REIT adopted before the acquisition of shares.

Our declaration of trust provides that we have elected not to be governed by these provisions of the MGCL.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland REIT with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:
•
a classified board;

•
a two-thirds vote requirement for removing a trustee;

•
a requirement that the number of trustees be fixed only by vote of the trustees;

•
a requirement that a vacancy on the board be filled only by the remaining trustees in office and for the replacement trustee to serve for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•
a majority requirement for the calling of a shareholder requested special meeting of shareholders.

Through our bylaws, we have elected to be subject to the provisions of Subtitle 8 vesting in our Board of Trustees the exclusive power to fix the number of our Trustees and requiring that only our Board of Trustees may fill vacancies on our Board of Trustees. Through other provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast in the election of such Trustee for the removal of any Trustee from our Board of Trustees, which removal will be allowed only for cause, subject to conditions and (2) vest in our Board of Trustees the exclusive power to call meetings of our shareholders.
Amendments to Our Declaration of Trust, Dissolution and Mergers
Under the Maryland REIT Law, a Maryland REIT generally cannot dissolve, amend its declaration of trust, convert or merge unless these actions are approved by at least two-thirds of all shares entitled to be cast on the matter. The Maryland REIT Law allows a trust’s declaration of trust to set a lower percentage, so long as the percentage is not less than a majority of the votes entitled to be cast on the matter. Our declaration of trust provides for approval of an amendment of the declaration of trust (except amendments to certain provisions of the declaration of trust) by a majority of shares entitled to vote on these actions provided the amendment has been approved by a two-thirds vote of our Board of Trustees. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our declaration of trust permits this type of action by our Board of Trustees. Our declaration of trust also permits our Board of Trustees to increase or decrease the aggregate number of shares that we may issue and to effect changes in our unissued shares, as described more fully above, in each case without shareholder approval. The Maryland REIT Law provides that a majority of our entire Board of Trustees, without action by the shareholders, may, among other things, amend our declaration of trust to change the name or other designation, or the par value, of any class or series of our shares and the aggregate par value of our shares. Our declaration of trust and bylaws also provide that our bylaws may only be amended by our Board of Trustees.
Anti-Takeover Effect of Maryland Law and of Our Declaration of Trust and Bylaws
The following provisions in our declaration of trust and bylaws and in Maryland law could delay or prevent a change in our control:
•
shareholders generally being restricted from owning more than 5% of our outstanding shares;

•
shareholder voting rights and standards for the election of Trustees and other matters which generally require larger majorities for approval of actions which are not approved by our Trustees than for actions which are approved by our Trustees;

•
the authority of our Board of Trustees, and not our shareholders, to adopt, amend or repeal our bylaws and to fill vacancies on our Board of Trustees;

•
the fact that only our Board of Trustees, or if there are no Trustees, our officers, may call shareholder meetings and that shareholders are not entitled to act without a meeting;

•
required qualifications for an individual to serve as a Trustee and a requirement that certain of our Trustees be Managing Trustees and other Trustees be Independent Trustees;

•
limitations on the ability of, and various requirements that must be satisfied in order for, our shareholders to propose nominees for election to our Board of Trustees and propose other business to be considered at a meeting of our shareholders;

•
the requirement that an individual Trustee may be removed only for cause, subject to conditions, by the affirmative vote of the holders of not less than two-thirds of our common shares entitled to vote in the election of Trustees or, with or without cause, by the affirmative vote of all the remaining Trustees;

•
the authority of our Board of Trustees to adopt certain amendments to our declaration of trust without shareholder approval, including the authority to increase or decrease the number of authorized shares, to create new classes or series of shares (including a class or series of shares that could delay or prevent a transaction or a change in our control that might involve a premium for our shares or otherwise be in the best interests of our shareholders), to increase or decrease the number of shares of any class or series, and to classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of our shares or any new class or series of shares created by our Board of Trustees;

•
requirements that shareholders comply with regulatory requirements (including Louisiana gaming) affecting us which could effectively limit share ownership of us, including in some cases, to 5% of our outstanding shares;

•
the requirement that amendments to our declaration of trust may be made only if approved by two-thirds of our Trustees;

•
the business combination provisions of the MGCL, if the provision in our declaration of trust regarding our election not to be governed by such provisions is amended or eliminated; and

•
the control share acquisition provisions of the MGCL, if the provision in our declaration of trust regarding our election not to be governed by such provisions is amended or eliminated.

In addition, the agreement governing our revolving credit facility, or our credit agreement, also contains change in control provisions, which are further described below, and our business and property management agreements with RMR contain provisions that allow for termination for convenience and termination for a performance reason but require the payment of a termination fee, as further described in those agreements.

For all of these reasons, among others, our shareholders may be unable to realize a change of control premium for any of our shares they own or otherwise effect a change of our policies.
Liability of Shareholders for Breach of Restrictions on Ownership
Our credit agreement provides that a change in our control, as defined in that agreement and including RMR ceasing to act as our business manager, constitutes a default under such agreement, and a default under our credit agreement could result in a cross-default under our senior unsecured notes or our other debt. If a breach of the ownership limitations or other provisions of our declaration of trust or bylaws results in a default under our credit agreement or our other debt or other costs or expenses we may incur as a result of the breach, the shareholder or shareholders causing the breach may be liable to us and may be liable to our other shareholders for damages. These damages may be in addition to the loss of beneficial ownership and voting rights of the shares owned by the breaching shareholder or shareholders, as described above, and these damages may be material.
SELLING SECURITY HOLDERS
Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities of the type described in this prospectus in various private or other transactions. These selling security holders may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
Information regarding the selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated herein by reference.
PLAN OF DISTRIBUTION
We or our selling security holders may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We or our selling security holders may engage in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise. We or our selling security holders also may, from time to time, authorize underwriters acting as our or their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us or our selling security holders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Any underwriting compensation paid by us or our selling security holders to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us or our selling security holders, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.
Unless otherwise specified in the applicable prospectus supplement, any securities issued hereunder (other than common shares) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us or our selling security holders for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.
We or our selling security holders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or our selling security holders or borrowed from us, our selling security holders or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us or our selling security holders in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.
From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of the initial selling security holder’s securities offered under this prospectus will decrease as and when any pledgee, secured party or other person takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.
We will not receive any proceeds from sales of any securities by the selling security holders. We cannot assure you that the selling security holders will sell all or any portion of their securities, if any, covered by this prospectus.
In connection with an offering of securities, the underwriters may engage in stabilizing and syndicate covering transactions. These transactions may include overallotments or short sales of the securities, which involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
The underwriters, dealers and agents that participate in the offer of securities covered by this prospectus, or their affiliates or associates, may engage in transactions with and perform services for us or our selling security holders and our or their affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.
LEGAL MATTERS
Unless otherwise specified in connection with the particular offering of any securities, Sullivan & Worcester LLP, as to certain matters of Delaware, Massachusetts and New York law, and Venable LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. In connection with particular offerings of debt securities, and if stated in the applicable prospectus supplements, certain legal matters relating to Louisiana law will be passed upon for us by Stone Pigman Walther Wittmann L.L.C. Sullivan & Worcester LLP has passed upon certain tax matters in an opinion filed with the registration statement of which this prospectus is a part. Sullivan & Worcester LLP also represents RMR, our manager, Sonesta and certain of their affiliates on various matters.

EXPERTS
The financial statements of Service Properties Trust as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus, and the effectiveness of Service Properties Trust’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The Subsidiary Guarantors do not currently file separate reports, proxy statements or other information with the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. You can review our SEC filings and the registration statement by accessing the SEC’s website at www.sec.gov or by accessing our website at www.svcreit.com. Website addresses are included in this prospectus as textual references only and the information in such websites, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference as set forth under “Information Incorporated by Reference”), is not incorporated by reference into this prospectus or related registration statement.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.
We incorporate by reference the documents listed below and any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part made until the offering of the securities made by this prospectus is completed or terminated (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including under Items 2.02 and 7.01 (and any related Item 9.01) of Form 8-K):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024;

•
our Current Reports on Form 8-K filed with the SEC on June 3, 2024 and June 17, 2024;

•
the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, from our definitive Proxy Statement for our 2024 Annual Meeting of Shareholders dated April 3, 2024; and

•
the description of our common shares contained in our registration statement on Form 8-A dated June 30, 2016, as updated by the description of our common shares filed as Exhibit 4.22 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including any further amendments or reports filed for the purpose of updating that description.

We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts, 02458-1634, (617) 796-8232, Attention: Investor Relations.

$500,000,000
Service Properties Trust
Common Shares of Beneficial Interest

PROSPECTUS SUPPLEMENT

Joint Bookrunning Managers
Yorkville Securities	Jones
March    , 2026